EXHIBIT 10.4
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                                 LOAN AGREEMENT



                                  by and among



                           GREY WOLF EXPLORATION INC.,

                                  as Borrower,

                      LENDERS THAT ARE SIGNATORIES HERETO,

                                   as Lenders,



                                       and

                       GUGGENHEIM CORPORATE FUNDING, LLC,

                    as the Arranger and Administrative Agent



                          Dated as of October 28, 2004


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                                 LOAN AGREEMENT

         LOAN AGREEMENT, dated as of October 28, 2004 (this "Agreement"), by and among (i) on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders") and GUGGENHEIM CORPORATE FUNDING, LLC, a Delaware limited liability company, as the arranger and administrative agent for the Lenders ("Agent"), and
(ii) on the other hand, GREY WOLF EXPLORATION INC., a corporation incorporated pursuant to the laws of the Province of Alberta ("Borrower").

                                    RECITALS

         WHEREAS, Borrower has requested that Lenders make available to it, and, subject to and upon the terms and conditions hereinafter set forth, Lenders are willing to make available to Borrower, the credit facility provided for herein;

                  NOW, THEREFORE, the parties hereto agree as follows:

     1. DEFINITIONS AND CONSTRUCTION.

         1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

         "Abraxas" means Abraxas Petroleum Corporation and its successors and permitted assigns.

         "Abraxas Bridge Loan Facility" means the U.S. $25,000,000 bridge loan facility evidenced by the Abraxas Bridge Loan Agreement.

         "Abraxas Bridge Loan Agreement" means the loan agreement dated as of October 28, 2004 among Abraxas, the Subsidiaries of Abraxas parties thereto, GCF, in its capacity as Lender and Agent, and such other persons as may become party to such agreement from time to time.

         "Acceptable Commodity Hedging Agreement" means a Commodity Hedging Agreement (i) with a counterparty rated A3 or better by Moody's and A- or better by Standard & Poor's, or the equivalent by a rating agency acceptable to Agent,
(ii)  pursuant to an agreement  the terms of which are  acceptable  to Agent and
(iii) the arrangements of which are otherwise reasonably acceptable to Agent.

         "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper or a General Intangible.

         "Accounts" means all of Borrower's now owned or hereafter acquired right, title and interest with respect to "accounts" (as that term is defined in the PPSA) and any and all supporting obligations in respect thereof.

         "Advances" has the meaning set forth in Section 2.1.

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         "Affiliate"  means,  as applied to any  Person,  any other  Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Shares, by contract or otherwise; provided, however, that, for the purposes of Section 7.14: (a) any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture (other than joint ventures permitted under clause
(d) of the definition of Permitted Investments) in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

         "After-Acquired Property" has the meaning set forth in Section 4.5.

         "Agent" means GCF, solely in its capacity as agent for Lenders hereunder, and any successor thereto.

         "Agent's Account" means an account identified on Schedule A-1.

         "Agent's Liens" means the Liens granted by Borrower to Agent for the benefit of the Lender Group pursuant to the Collateral Documents.

         "Agent-Related Persons" means Agent, its Affiliates and the officers, directors, employees and agents of Agent and such Affiliates.

         "Agreement" has the meaning set forth in the preamble hereto.

         "Applicable Law" means, in relation to any Person, transaction or event, all applicable provisions of laws, statutes, rules, regulations, official directives and orders of and the terms of all judgments, orders and decrees issued by any Authorized Authority by which such Person is bound or having application to the transaction or event in question.

         "Assignee" has the meaning set forth in Section 14.1.

         "Assignment and Acceptance" means an Assignment and Acceptance in the form of Exhibit A-1.

         "Authorized Authority" means, in relation to any Person, transaction or event, any (a) federal, provincial, municipal or local governmental body (whether administrative, legislative, executive (or the equivalent) or otherwise), both domestic and foreign, (b) agency, authority, commission, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, (c) court, arbitrator, commission or body exercising judicial, quasi-judicial, administrative or similar functions, and (d) other body or entity created under the authority of or otherwise subject

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to the  jurisdiction  of any of the  foregoing,  including  any  stock  or other securities exchange, in each case having jurisdiction over such Person, transaction or event.

         "Authorized Person" means, with respect to any Person, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President or the Treasurer of such Person.

         "Bankruptcy Codes" means (i) (A) the United States Bankruptcy Code (B) the Bankruptcy and Insolvency Act (Canada) or (C) the Companies' Creditors Arrangement Act (Canada), as applicable, or (ii) any similar legislation in a relevant jurisdiction, in each case as in effect from time to time.

         "Base Rate" means with respect to each period commencing on an Interest Payment Date (or, with respect to the period prior to the first Interest Payment Date, the Closing Date) and ending on the day immediately before the Interest Payment Date immediately following such date, the prime rate of interest specified under the Bloomberg reference identified as "PRIMBB Index" on the date that is two Business Days prior to the first day of such period; provided, however, that if such rate is not available, "Prime Rate" shall mean such rate of interest as is publicly announced by Citibank, N.A. in New York, New York on such day as its prime or base rate and if Citibank, N.A. does not announce such rate on such day, "Prime Rate" shall mean the Prime Rate in effect immediately prior to the first day of such period.

         "Basis Differential" means, in the case of any Oil and Gas Property, the difference between the NYMEX futures contract prices and the sales prices at the delivery point where the oil or gas, as the case may be, produced by such Oil and Gas Property, is sold.

         "Basis Point" or "bps" means one one-hundredth of 1%.

         "Benefit Plan" means a benefit plan under Canadian Employee Benefit Laws for which Borrower or any Subsidiary of Borrower has been an "employer" under Canadian Employee Benefit Laws within the past six years.

         "Board of Directors" means the board of directors (or comparable managers) of Person.

         "Books" means Borrower's now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of Borrower's Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

         "Borrower" has the meaning set forth in the preamble to this Agreement.

         "Borrower Parties" means Borrower and its Subsidiaries collectively and a "Borrower Party" means Borrower or any of its Subsidiaries individually.
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         "Borrowing" means a borrowing hereunder  consisting of Advances made on the same day by any of Lenders (or Agent on behalf thereof).

         "Business Day" means any day other than a Saturday or Sunday, on which Canadian chartered banks are open for domestic and foreign exchange business in Calgary, Alberta.

         "Canadian Dollars" or "Canadian $" or "Cdn. $" or "$" each mean such currency of Canada which, as at the time of payment or determination, is legal tender in Canada for the payment of public or private debts.

         "Canadian Employee Benefits Laws" means the Canada Pension Plan (Canada), the Pension Benefit Act (Ontario), the Health Insurance Act (Ontario), the Employment Standard Act (Ontario) and any other applicable federal, provincial or local counterparts or equivalents, to the extent same may be applicable to Borrower.

         "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents in the equity interests (however designated) in such Person, and any rights (other than debt securities convertible into an equity interest), warrants or options exercisable for, exchangeable for or convertible into such an equity interest in such Person.

         "Capitalized Lease Obligation" means any Indebtedness represented by obligations under a Capital Lease.

         "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or the Government of Canada or issued by any agency thereof and backed by the full faith and credit of the United States or the Government of Canada, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's, (c) commercial paper maturing no more than 270 days from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof either (i) issued by any bank organized under the laws of Canada or the United States or any province or state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) certificates of deposit less than or equal to U.S. $100,000 in the aggregate issued by any other bank insured by the Canada Deposit Corporation.

         "Change of Control" means (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 35%, or more, of the Shares of Abraxas having the right to vote for the election of members of the Board of Directors, or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, (c) a "Change of Control" (as defined in the Senior Notes Indenture) shall have occurred or
(d) Abraxas ceases to directly own and control 50% of the outstanding Shares of Borrower.

         "Closing Date" means the date of the making of the Loan hereunder.

         "Collateral"  means, the assets and properties of Borrower described in
Article 4 of the Debenture.

         "Collateral Documents" means the Debenture, the Mortgages and any other documents pursuant to which a security interest is granted by Borrower securing the obligations under this Agreement.

         "Collections" means all cash, cheques, notes, instruments and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds and tax refunds) of Borrower.

         "Commitment" means, with respect to each Lender, its Commitment and, with respect to all Lenders, all of their Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

         "Commodity Hedging Agreement" means a commodity hedging or purchase agreement or similar arrangement entered into with the intent of protecting against fluctuations in commodity prices or the exchange of notional commodity obligations, either generally or under specific contingencies.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Borrower to Agent.

         "Consolidated Net Interest Expense" means, with respect to Borrower, for any period, gross cash interest expense of Borrower for such period determined on a consolidated basis and in accordance with GAAP (including, without limitation, interest expense paid to Affiliates of Borrower, less (i) the sum of (A) cash interest income for such period and (B) cash gains for such period on Interest Rate Protection Agreements (to the extent not included in cash interest income above and to the extent not deducted in the calculation of gross cash interest expense), plus (ii) the sum of (A) cash losses for such period on Interest Rate Protection Agreements (to the extent not included in gross cash interest expense) and (B) the upfront cash costs or fees for such period associated with Interest Rate Protection Agreements (to the extent not included in gross cash interest expense), in each case.

         "Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of Borrower on the Closing Date and
(b) any individual who becomes a member of the Board of Directors of Borrower after the Closing Date if such individual was recommended, appointed or nominated for election to the Board of Directors of Borrower by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Borrower (as such terms are used in Rule 14a-11 under the Exchange Act) and whose initial assumption of office resulted from such contest or the settlement thereof.

         "Control Agreement" means a control agreement, in form and substance satisfactory to Agent, executed and delivered by Borrower, Agent and the applicable securities intermediary with respect to a Securities Account or bank.

         "Currency Protection Agreement" means a currency swap, cap or collar agreement or similar arrangement entered into with the intent of protecting against fluctuations in currency values, either generally or under specific contingencies.

         "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

         "DDA" means any chequing or other demand deposit account maintained by Borrower.

         "Debenture" has the meaning set forth in Section 4.1(a).

         "Default" means an event, condition or default that, with the giving of notice, the passage of time or both, would be an Event of Default.

         "Defaulting Lender" means any Lender that fails to make any Advance (or other extension of credit (if any)) that it is required to make hereunder on the date that it is required to do so hereunder.

         "Designated Account" means that certain DDA of Borrower identified on Schedule D-1.

         "Designated Account Bank" has the meaning set forth on Schedule D-1.

         "EBITDA" means, with respect to any fiscal period, Borrower's consolidated net earnings (or loss), minus extraordinary gains, plus interest expense, income taxes, non-cash expenses incurred in connection with the payment of Share compensation, non-cash expenses incurred in connection with the issuance of warrants or options to purchase the Shares of Borrower, and depletion depreciation and amortization for such period, as determined in accordance with GAAP.

         "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States or Canada, or any state or province thereof, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of U.S. $50,000,000, provided that such bank is acting through a branch or agency located in Canada or the United States, (c) a finance company, insurance company or other financial institution or fund that is engaged in making, purchasing or otherwise investing in commercial loans or securities in the ordinary course of its business and (together with its Affiliates) having total assets in excess of U.S. $50,000,000, (d) any Affiliate (other than individuals) of a Lender that was party hereto as of the Closing Date, including, without limitation, a fund or account managed by such Lender or an Affiliate of such Lender or its investment manager (a "Related Fund"), and (e) so long as no Event of Default or Unmatured Default has occurred and is continuing, any other Person approved by Agent and Borrower (which approval by the Borrower shall not be unreasonably withheld or delayed) and (f) during the continuation of an Event of Default or Unmatured Default, any other Person approved by Agent.

         "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or Releases of Hazardous Materials from (a) any assets, properties, or businesses of Borrower or any predecessor in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by Borrower or any predecessor in interest.

         "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Borrower, relating to the environment, employee health and safety, or Hazardous Materials, including the Canadian Environmental Protection Act (Canada); the Fisheries Act (Canada); the Environmental Protection and Enhancement Act (Alberta); the Environmental Protection Act (Ontario); the Water Resource Act (Ontario); the Waste Management Act (British Columbia); and any state, provincial and local or foreign counterparts or equivalents, in each case as amended from time to time.

         "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party and which relate to any Environmental Action.

         "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

         "Equipment" means all of Borrower's now owned or hereafter acquired right, title and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing.

         "Event of Default" has the meaning set forth in Section 8.

         "Exchange Act" means the Securities Exchange Act of 1934.

         "Existing Credit Agreement" means the Loan and Security Agreement, dated as of January 22, 2003, among Abraxas, the subsidiaries of Abraxas party thereto, the lenders thereunder, the Existing Credit Agreement Agent and GCF, as the specified appointee thereunder.

         "Existing Credit Agreement Agent" means Wells Fargo Foothill, Inc., as agent for Lenders under the Existing Credit Agreement, and any successor thereto as may be appointed pursuant to the terms of the Existing Credit Agreement.

         "Farmout" means an arrangement whereby the owner(s) of one or more oil, gas and/or mineral lease or other oil and natural gas working interest with respect to Farmout Property (referred to as the "farmor") agrees to transfer or assign an interest in such Farmout Property to one or more other Persons (referred to as the "farmee") in exchange for the farmee (1) drilling, or participating in the cost of the drilling of, one or more oil and/or natural gas wells, or undertaking other exploration or development activity or participating in the cost of such other activity, to attempt to obtain production of hydrocarbons from such Farmout Property, (2) agreeing to so drill or undertake such other activity, or agreeing to participate in the cost of such drilling or such other activity, with respect to such Farmout Property, or (3) obtaining production of Hydrocarbons from such Farmout Property, or participating in the costs of obtaining such production.

         "Farmout Agreement" means, with respect to a Farmout, the agreement or agreements governing such Farmout.

         "Farmout Property" means, with respect to a Farmout, the property from which production of Hydrocarbons is sought to be obtained through such Farmout. The Farmout Property with respect to a Farmout may consist of only certain specified depths, strata, zones or geological formations under one or more tracts of land, but shall not include any depths, strata, zones or geological formations under such tract(s) of land (i) that, at the time of such Farmout, are being produced or developed by the farmor or any of its Affiliates in the same field or area or (ii) that have been subject to production or development activity by the farmor or any of its Affiliates in the same field or area and such activity was discontinued with the desire or expectation of entering into a Farmout.

         "Farmout Property Value" means, with respect to a Farmout, the value of the Farmout Property of Borrower at the time the relevant Farmout Agreement is entered into determined as follows:

         (1) with respect to Farmout Property with a value not exceeding U.S. $500,000, as determined in good faith by the chief executive officer of Borrower and evidenced by an officers' certificate delivered to Agent;

         (2) with respect to Farmout Property with a value exceeding U.S. $500,000 but not exceeding U.S. $2.5 million, as determined in good faith by the Board of Directors of Borrower and evidenced by a resolution of such Board of Directors delivered to Agent; and

         (3) with respect to Farmout Property with a value exceeding U.S. $2.5 million, as reflected in an opinion or appraisal issued by an independent accounting or investment banking firm which is nationally recognized in Canada, or by a reputable independent appraisal or petroleum engineering firm, as appropriate under the circumstances, delivered to Borrower.

         "Fee Letter" means that certain fee letter, dated as of the Closing Date, between Borrower and Agent, in form and substance satisfactory to Agent.

         "GAAP" means generally accepted accounting principles as in effect from time to time in Canada, consistently applied.

         "GCF" means Guggenheim Corporate Funding, LLC, a Delaware limited liability company.

         "General Intangibles" means all of Borrower's now owned or hereafter acquired right, title and interest with respect to general intangibles (including payment intangibles, contract rights, rights to payment, judgments, rights arising under common law, statutes or regulations, choses or things in action, goodwill, patents, designs, inventions, trade names, trade secrets, d/b/a's, Internet domain names, logos, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds and tax refund claims) and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts and Negotiable Collateral.

         "Governing   Documents"  means,   with  respect  to  any  Person,   the
certificate or articles of incorporation, by-laws or other organizational documents of such Person.

         "Governmental Authority" means any Canadian or foreign federal, provincial, state, municipal, local or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission or other similar dispute-resolving panel or body.

         "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity" under Environmental Laws, (b) Hydrocarbons, including, without limitation, oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

         "Hedging Agreement" means any Currency Protection Agreement, Interest Rate Protection Agreement or Commodity Hedging Agreement.

         "Hydrocarbons" means oil, gas, coal seam gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, all products and byproducts refined, separated, settled and dehydrated therefrom and all products and byproducts refined therefrom, including, without limitation, kerosene, liquefied petroleum gas, refined lubricating oils, diesel fuel, drip gasoline, natural gasoline, helium, sulfur, geothermal steam, water, carbon dioxide and all other minerals.

         "Hydrocarbon Interests" means all rights, titles, interests and estates now owned or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, oil, gas and casinghead gas leases or other liquid or gaseous hydrocarbon leases, mineral fee or lease interests, farm-outs, overriding royalty and royalty interests, net profit interests, oil payments, production payment interests and similar mineral interests, including any reserved or residual interest of whatever nature.

         "Income Tax Act (Canada)" means the Income Tax Act, R.S.C. 1985, c.1 (5th Supp.) including the regulations made and, from time to time, in force under that Act.

         "Indebtedness" means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps or other financial products, (c) all obligations under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of Borrower or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations for the deferred purchase price of assets, including trade debt (other than trade debt incurred in the ordinary course of business and paid in accordance with customary trade practices) and (f) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any obligation of any other Person.

         "Indemnified Liabilities" has the meaning set forth in Section 11.3.

         "Indemnified Person" has the meaning set forth in Section 11.3.

         "Initial Reserve Report" means the report of the Petroleum Engineers dated June 30, 2004 with respect to the Oil and Gas Properties of Borrower.

         "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Codes or under any other foreign federal, state, provincial or other bankruptcy or insolvency law, assignments  for  the  benefit  of  creditors,  formal  or  informal  moratoria, compositions, extensions generally with creditors or proceedings seeking reorganization, arrangement or other similar relief.

         "Interest Act (Canada)" means the Interest Act, R.S.C. 1985, c.1-15, as amended from time to time, including the regulations made and, from time to time, in force under that Act.

         "Interest Payment Date" has the meaning set forth in Section 2.5(c)(i).

         "Interest Rate" means, at any time of determination, the sum of the then applicable Base Rate and Spread.

         "Interest Rate Protection Agreement" means an interest rate swap, cap or collar agreement or similar arrangement entered into with the intent of protecting against fluctuations in interest rates or the exchange of notional interest obligations, either generally or under specific contingencies.

         "Inventory" means all Borrower's now owned or hereafter acquired right, title and interest with respect to inventory, including extracted Hydrocarbons and other goods held for sale or lease or to be furnished under a contract of service, goods that are leased by Borrower as lessor, goods that are furnished by Borrower under a contract of service and raw materials, work in process, or materials used or consumed in Borrower's business.

         "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances or capital contributions (excluding (a) commission, travel and similar advances to officers and employees of such Person made in the ordinary course of business and (b) bona fide Accounts arising in the ordinary course of business consistent with past practices), purchases, or other acquisitions for consideration, of Indebtedness or Shares and any other item that is or would be classified as an investment on a balance sheet prepared in accordance with GAAP.

         "Judgment Interest Act (Alberta)" means the Judgment Interest Act, R.S.A. 2000, c.J-1, as amended from time to time, including the regulations made and from time to time in force under that Act.

         "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 14.1.

         "Lender Group" means, individually and collectively, each of Lenders and Agent.

         "Lender Group Expenses" means all (a) costs or expenses (including taxes and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by any one or more members of the Lender Group, (b) reasonable fees and charges paid or incurred by any one or more members of the Lender Group in connection with any one or more members of the Lender Group's transactions with Borrower, including fees and charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien and judgment searches and searches for registrations under the PPSA and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals, business valuations or examinations of Borrower's Oil and Gas Properties to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement) and environmental audits, (c) costs and expenses incurred by any one or more members of the Lender Group in the disbursement of funds to Borrower (by wire transfer or otherwise), (d) reasonable charges paid or incurred by any one or more members of the Lender Group resulting from the dishonor of cheques, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) reasonable audit fees and expenses of any one or more members of the Lender Group related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by any one or more members of the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or any one or more members of the Lender Group's relationship with Borrower or any guarantor of the Obligations, (h) Agent's reasonable fees and expenses (including reasonable lawyers' fees and disbursements on a solicitor and their own client basis) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents and (i) Agent's and each Lender's reasonable fees and expenses (including reasonable lawyers' fees and disbursements on a solicitor and their own client basis) incurred in terminating, enforcing (including reasonable lawyers' fees, disbursements and expenses on a solicitor and their own client basis incurred in connection with a "workout", a "restructuring" or an Insolvency Proceeding concerning Borrower or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents) or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

         "Lender-Related Person" means, with respect to any Lender, such Lender, such Lender's Affiliates and the officers, directors, employees and agents of such Lender and such Affiliates.

         "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including (a) the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including, purchase options, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting any Oil and Gas Properties or Real Property and (b) production or royalty payments or the like payable from Oil and Gas Properties.

         "Loan" has the meaning set forth in Section 2.2.

         "Loan Account" has the meaning set forth in Section 2.9.

         "Loan Amount" means U.S. $35,000,000.

         "Loan Documents" means this Agreement, the Collateral Documents, the Control Agreements, the Fee Letter, the Officers' Certificate, any note or notes executed by Borrower in connection with this Agreement or any of the other Loan Documents and payable to a member of the Lender Group and any other agreement entered into, now or in the future, by Borrower, on the one hand, and one or more members of the Lender Group, on the other hand, in connection with this Agreement or any of the other Loan Documents.

         "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, individually, or Borrower
Parties taken as a whole, (b) a material impairment of Borrower's ability to perform its or their obligations under the Loan Documents to which it is or they are a party or of the Lender Group's or Agent's ability to enforce the Obligations or realize upon the Collateral or (c) a material impairment of the enforceability or priority of Agent's, as the case may be, Liens with respect to the Collateral as a result of an action or failure to act on the part of Borrower.

         "Material Contract" means, with respect to any Person, (i) each contract, agreement, note, indenture, mortgage, instrument, guaranty or other evidence of indebtedness to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of U.S. $250,000 or more (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days' notice without penalty or premium) and (ii) all other contracts, agreements, notes, indentures, mortgages, instruments, guarantees or evidences of indebtedness material to the business, operations, condition (financial or otherwise), performance, prospects or properties of such Person or such Subsidiary.

         "Maturity Date" has the meaning set forth in Section 3.2.

         "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

         "Mortgages" means, individually and collectively, one or more mortgages, deeds of trust, debentures or deeds to secure debt, including without limitation, the Debenture, executed and delivered by Borrower in favor of Agent, for the benefit of, among other Persons, the Lender Group, in form and substance satisfactory to Agent, that encumber the Real Property Collateral, the Oil and Gas Properties and the related improvements thereto.

         "Negotiable Collateral" means all of Borrower's now owned and hereafter acquired right, title and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents and chattel paper (including electronic chattel paper and tangible chattel paper) and any and all supporting obligations in respect thereof.

         "Net  Cash  Interest   Coverage   Ratio"  means,  as  of  any  date  of
determination, the ratio of (i) EBITDA for such period to (ii) the Consolidated Net Interest Expense for such period.

         "New Notes" means Abraxas's Floating Rate Senior Secured Notes due 2009 issued by Abraxas pursuant to the New Notes Indenture.

         "New Notes Indenture" means the Indenture, dated as of the Closing Date, among Abraxas, each guarantor of the New Notes and the New Notes Trustee, as such may from time to time be amended, restated, supplemented, modified or otherwise changed in accordance with the terms of this Agreement.

         "New Notes Trustee" means U.S. Bank, N.A., as trustee to the holders of the New Notes, and any successor thereto, as may be appointed pursuant to the terms of the New Notes Indenture.

         "Non-Resident Lender" means any Lender which is a non-resident as defined in subsection 248(1) of the Income Tax Act (Canada).

         "NYMEX" means the New York Mercantile Exchange or its successor entity.

         "NYMEX Strip Price" means the lower of (i) as of any date of determination the average of the 24 succeeding monthly futures contract prices, commencing with the month during which the determination date occurs, for each of the appropriate crude oil and natural gas categories included in the most recent Reserve Report provided by Borrower to Agent pursuant to Section 6.2(e), as quoted on the NYMEX; provided, that if the NYMEX no longer provides futures contract price quotes or has ceased to operate, the future contract prices used shall be the comparable futures contract prices quoted on such other nationally recognized commodities exchange as Agent shall designate and (ii) U.S. $27.43 per barrel of oil and U.S. $4.43 per MmBTU of natural gas produced from Oil and Gas Properties of Borrower provided, that with respect to the volume of Borrower's Hydrocarbons for which prices are fixed under an Acceptable Commodity Hedging Agreement, the NYMEX Strip Price for such volume of Hydrocarbons, if greater than the price determined above, shall be the price fixed under such Acceptable Commodity Hedging Agreement then in effect.

         "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Codes, would have accrued), premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Codes, would have accrued), lease payments, guarantees, covenants and duties of any kind and description owing by Borrower to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law or otherwise. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions and supplements thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

         "Officers' Certificate" means the representations and warranties of officers form submitted by Agent to Borrower, together with Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Agent.

         "Oil and Gas Business" means (a) the acquisition, exploration, exploitation, development, operation and disposition of interests in Oil and Gas Properties and Hydrocarbons, (b) the gathering, marketing, treating, processing, storage, selling and transporting of any production from such interests or properties, including, without limitation, the marketing of Hydrocarbons obtained from unrelated Persons, (c) any business relating to or arising from exploration for or development, production, treatment, processing, storage, transportation or marketing of oil, gas and other minerals and products produced in association therewith, (d) any business relating to oilfield sales and service and (e) any activity that is ancillary or necessary or desirable to facilitate the activities described in clauses (a) through (d) of this definition.

         "Oil and Gas Properties" means all (a) Hydrocarbon Interests, (b) personal property and/or real property now or hereafter pooled or unitized with Hydrocarbon Interests, (c) presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests, (d) pipelines, gathering lines, compression facilities, tanks and processing plants, (e) oil wells, gas wells, water well, injection wells, platforms, spars or other offshore facilities, casings, rods, tubing, pumping units and engines, Christmas trees, derricks, separators, gun barrels, flow lines, gas systems (for gathering, treating and compression) and water systems (for treating, disposal and injection), (f) interests held in royalty trusts whether presently existing or hereafter created,  (g)  Hydrocarbons  in and  under and  which  may be  produced,  saved, processed or attributable to the Hydrocarbon Interests, the lands covered thereby and all Hydrocarbons in pipelines, gathering lines, tanks and processing plants and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests, (h) tenements, hereditaments, appurtenances and personal property and/or real property in any way appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and all rights, titles, interests and estates described or referred to above, including any and all real property, now owned or hereafter acquired, used or held for use in connection with the operating, working or development of any of such Hydrocarbon Interests or personal property and/or Real Property and including any and all surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing and (i) oil, gas and mineral leasehold, fee and term interests, overriding royalty interests, mineral interests, royalty interests, net profits interests, net revenue interests, oil payments, production payments, carried interests, leases, subleases, farm-outs and any and all other interests in Hydrocarbons, in each case whether now owned or hereafter acquired directly or indirectly.

         "Originating Lender" has the meaning set forth in Section 14.1(e).

         "Participant" has the meaning set forth in Section 14.1(e).

         "Participant Register" has the meaning set forth in Section 14.1(i).

         "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

         "Permitted Dispositions" means (a) sales or other dispositions by Borrower or its Subsidiaries of Equipment that is substantially worn, damaged, no longer used, surplus, or obsolete in the ordinary course of Borrower's or its Subsidiaries' business, (b) sales by Borrower or its Subsidiaries of Inventory, including Hydrocarbons, to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents by Borrower in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (d) the licensing by Borrower or its Subsidiaries, on a non-exclusive basis, of patents, trademarks, copyrights and other intellectual property rights in the ordinary course of Borrower's or its Subsidiaries' business, (e) releases or surrenders (in accordance with the terms of the relevant lease, where applicable) and sales or other dispositions of properties or leasehold interests in properties with no Proved Reserves, (f) releases or surrenders (in accordance with the terms of the relevant lease, where applicable) and sales or other dispositions of properties or leasehold interests in properties with Proved Undeveloped Reserves to the extent Agent consents to such releases, surrenders, sales or dispositions, (g) transfers or assignments of interests in Farmout Properties in accordance with the terms of Permitted Farmout Agreements, (h) sales or other dispositions of properties or leasehold interests in properties with Proved Reserves, other than Farmouts, with an aggregate PV-10 attributable to such reserves of less than $100,000, provided that the aggregate net cash proceeds received upon the consummation of such transaction pursuant to this clause (g) shall not exceed $500,000 in any 12 calendar month period, (i) Permitted PUD/PDNP Dispositions,
(j) the disposition contemplated in the PrimeWest Farmout Agreements, and (k) such other sales or other dispositions as may be agreed to by Agent in its Permitted Discretion.

         "Permitted Farmout Agreement" means (i) the PrimeWest Farmout Agreements; and (ii) any other Farmout Agreement entered into by Borrower, as the farmor, in the ordinary course of business, (a) covering Farmout Property of Borrower that does not include proved oil or natural gas properties (other than those (i) proved by the efforts to obtain production taken pursuant to such

Farmout Agreement or (ii) that are not then otherwise included in the Borrower's PV-10 or as a proved reserve in any reserve or other report prepared by or on behalf of us in amount which exceeds either U.S. $150,000 with respect to any individual property subject to such Farmout Agreement or U.S. $500,000 when aggregated with any other proved oil or natural gas property then subject to such Farmout Agreement or any other Farmout Agreement) and (b) that, as determined in good faith by the Board of Directors of Borrower and evidenced by a resolution of such Board of Directors delivered to Agent (or, solely with respect to any Farmout with a Farmout Property Value not exceeding U.S. $1,000,000, as determined in good faith by the chief executive officer of Borrower and evidenced by an officers' certificate delivered to Agent), is in the best interests of Borrower and does not adversely affect the ability of Borrower to perform its respective obligations under the Loan Documents.

         "Permitted Investments" means (a) investments in Cash Equivalents, (b) investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) investments made in the ordinary course of, and of a nature that is customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including, without limitation, the entry into operating agreements, working interests, royalty interests, mineral leases, processing agreements, Farmout Agreements, division orders, contracts for the sale, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements and area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests and investments and expenditures in connection therewith; provided that for purposes of this clause (d), an investment in Shares, partnership or joint venture interests (other than interests arising from Permitted Farmout Agreements or other similar operating agreements entered into in the ordinary course of the Oil and Gas Business), limited liability company interests or other similar equity interests in a Person shall not constitute a Permitted Investment and (e) other Investments by Borrower in any Person so long as the aggregate fair market value of all such Investments (determined in good faith by the chief financial officer of the Company and measured as of the date each such Investment is made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (e) (net of returns of capital, dividends and interest paid on Investments and sales, liquidations and redemptions of Investments), does not exceed $100,000 after the Closing Date and (f) other Investments as may be agreed to by Agent.

         "Permitted Liens" means (a) Liens held by Agent for the benefit of Lender Group, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default or an Unmatured Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1,
(d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, performance bonds, regulatory compliance in connection with the Oil and Gas Business or leases incurred in the ordinary course of business and not in connection with the borrowing of money, (i) Liens granted as security for surety bonds, performance bonds or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (j) Liens resulting from any judgment or award that is not an Event of Default or an Unmatured Default hereunder, (k) Liens with respect to the Real Property (not including Oil and Gas Properties) constituting easements, rights of way, zoning restrictions and other minor imperfections of title that do not materially interfere with or impair the use or operation thereof, (l) with respect to the Oil and Gas Properties, imperfections of title as described in title opinions delivered and which are acceptable to Agent, (m) Liens for royalties, overriding royalties, net profit interests, reversionary interests, operating agreements and other similar interests, properties, arrangements and agreements as they relate to Hydrocarbon Interests of Borrower, to the extent such Liens are customary in the Oil and Gas Business, are incurred in the ordinary course of business, do not secure Indebtedness for borrowed money and which secure sums which are not then required to be paid, (n) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of Borrower on deposit with or in possession of such bank to the extent such Liens secure Indebtedness under Section 7.1(g), (o) Liens on cash and Cash Equivalents securing the performance obligations of Borrower under Hedging Agreements so long as the aggregate amount of obligations secured by such Liens at any time outstanding does not exceed $100,000, (p) Liens in favor of Persons financing unpaid insurance premiums so long as such Liens are limited to insurance policies with respect to which such premiums are financed, (q) non-consensual statutory Liens on pipeline or pipeline facilities, Hydrocarbons or properties and assets of Borrower which arise out of operation of law and are not in connection with the borrowing of money, (r) Liens pursuant to documents governing Permitted Farmout Agreements, (s) Liens not otherwise permitted under this Agreement incurred in the ordinary course of business of Borrower securing Indebtedness of Borrower in an aggregate principal amount at any time outstanding not to exceed $20,000 and (t) other Liens securing other obligations of Borrower to the extent permitted by Agent in its Permitted Discretion.

         "Permitted Protest" means the right of Borrower or any of its Subsidiaries, as applicable, to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a Canadian federal or provincial deemed trust) or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Borrower or any of its Subsidiaries, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity or priority of any of the Liens of Agent.

         "Permitted PUD/PDNP Dispositions" means releases, surrenders, sales or other dispositions of properties or leasehold interests in properties with Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves so long as (i) no Default, Unmatured Default or Event of Default shall have occurred and be continuing prior to and after giving effect to such release, surrender, sale or disposition, (ii) the ratio of (A) the net cash proceeds received by Borrower on the date of the consummation of such transaction as consideration for any such release, surrender, sale or disposition to (B) the PV-10 of the applicable Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves subject to such release, surrender, sale or disposition, as shown on the most recent Reserve Report, equals or exceeds 1.25 to 1.00, and (iii) the aggregate net cash proceeds received in connection with such releases, surrenders, sales or other dispositions do not exceed $200,000 after the Closing Date.

         "Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of U.S. $500,000 (or such higher amount as may be agreed to by Agent).

         "Person"  means  natural  persons,   corporations,   limited  liability
companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

         "Petroleum Engineers" means (i) DeGolyer & McNaughton, (ii) McDaniel & Associates Consultants Ltd. or (iii) such other petroleum engineers of recognized national standing as may be selected by Borrower with the prior consent of Agent.

         "PPSA" means the Personal Property Security Act (Alberta), R.S.A. 2000,
c. P-7, as amended.

         "PrimeWest  Farmout  Agreements"  means the  farmout  agreements  dated
January 23, 2003 between the Borrower and PrimeWest Energy Inc. as provided to the Agent by the Borrower prior to the Closing Date.

         "Projections" means forecasted (a) balance sheets, (b) profit and loss statements and (c) cash flow statements of Borrower Parties, all prepared on a basis consistent with Borrower Parties' historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

         "Pro Rata Share" means:

(a) with respect to a Lender's obligation to make the Loan and receive payments of principal, interest, fees, costs and expenses with respect thereto, (i) prior to the making of the Loan, the percentage obtained by dividing (x) such Lender's Commitment by (y) the aggregate amount of all Lenders' Commitments and (ii) from and after the making of the Loan, the percentage obtained by dividing (x) the principal amount of such Lender's portion of the Loan Amount by (y) the Loan Amount, and

         (b) with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 16.7), the percentage obtained by dividing (i) the unpaid principal amount of such Lender's portion of the outstanding Loan by (ii) the aggregate unpaid principal amount of the outstanding Loan.

         "Proved Developed Non-Producing Reserves" means those Oil and Gas Properties designated as "proved developed non-producing" (in accordance with the Definitions for Oil and Gas Reserves approved by the board of directors of the Society for Petroleum Engineers, Inc. from time to time) in the Reserve Report.

         "Proved Developed Producing Reserves" means those Oil and Gas Properties designated as "proved developed producing" (in accordance with the Definitions for Oil and Gas Reserves approved by the board of directors of the Society for Petroleum Engineers, Inc. from time to time) in the Reserve Report.

         "Proved Reserves" means those Oil and Gas Properties designated as "proved" (in accordance with the Definitions for Oil and Gas Reserves approved by the board of directors of the Society for Petroleum Engineers, Inc. from time to time) in the Reserve Report.

         "Proved Undeveloped Reserves" means those Oil and Gas Properties designated as "proved undeveloped" (in accordance with the Definitions for Oil and Gas Reserves approved by the board of directors of the Society for Petroleum Engineers, Inc. from time to time) in the Reserve Report.

         "PV-10" means, as of any date of determination, the sum of the present values of the amounts of net revenues before income taxes expected to be received in each of the months following the date of determination on the basis of estimated production from Proved Reserves during such months determined as follows:

         (i) each such monthly net revenue amount shall be calculated (x) on the basis of the applicable NYMEX Strip Price for the appropriate category of oil or gas as of such date of determination, adjusting such price to reflect (A) the appropriate Basis Differential with respect to Hydrocarbons produced from specific Oil and Gas Properties of Borrower and as set forth on Exhibit PV-10, as such Exhibit may from time to time be amended at the request of Borrower with the written consent of Agent, (B) the prices for fixed price contracts for such month and (C) Btu content, (y) assuming that production costs remain constant throughout the periods of the calculation of such monthly net revenues and (z) otherwise applying the financial accounting and reporting standards prescribed by the SEC for application of the successful efforts method of accounting for such revenues under Rule 4-10 of Regulation S-X as promulgated by the SEC from time to time; and

         (ii) the present value of each such monthly net revenue amount shall be determined by discounting each such monthly net revenue amount from the month in which it is expected to be received, on a monthly basis, to such date of determination at a rate of 10% per annum.

         "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after (or such other period as may be agreed to by Agent), the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

         "Qualified Capital" means (a) common Shares of Borrower or (b) other Shares of Borrower that is not (i) stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is mandatorily redeemable at the sole option of the holder thereof, in whole or in part, in either case, or on prior to 91 days after the payment in full in cash of all Obligations after the termination of the Commitments or (ii) Shares that, by its terms, by the terms of any security into which it is convertible or exchangeable, by contract or otherwise, requires, or upon the happening of an event or passage of time would require, the payment of dividends (other than dividends paid (A) in Qualified Capital and/or (B) from a segregated reserve account funded solely from the amounts paid by the purchaser or purchasers of such Shares in connection with the issuance and sale thereof) on or prior to 91 days after the payment in full in cash of all Obligations after the termination of the Commitments.

         "Real Property" means any estates or interests in real property now owned or hereafter acquired by Borrower and the improvements thereto.

         "Real Property Collateral" means (i) the parcel or parcels of Real Property identified on Parts A and C of Schedule 5.22 and (ii) any Real Property hereafter (A) acquired by Borrower in the case of Real Property constituting Oil and Gas Properties or (B) owned in fee in the case of Real Property not constituting Oil and Gas Properties.

         "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

         "Refinancing Documents" means, collectively, (i) this Agreement and the other Loan Documents, (ii) the New Notes; and the New Notes Indenture, (iii) the Revolving Credit Facility, (iv) the Abraxas Bridge Loan Credit Facility and (v) all agreements, instruments and other documents delivered in connection with the foregoing.

         "Register" has the meaning set forth in Section 14.1(h).

         "Registered Loan" has the meaning set forth in Section 2.12.

         "Registered Note" has the meaning set forth in Section 2.12.

         "Related Fund" has the meaning set forth in the definition of "Eligible Transferee".

         "Related Indebtedness" means (i) Indebtedness under the Loan Documents related to any fees and expenses incurred by any Borrower Party incurred in connection with the Loan Documents (including, but not limited to, those owed to any Person not an Affiliate of any Borrower Party) in connection with any amendment (including any amendment and restatement thereof), supplement, replacement, restatement or other modification from time to time, including any agreements (and related instruments and documents) extending the maturity of, refinancing, replacement or other restructuring of all or any portion of the Indebtedness under the Loan Documents (and related instruments and documents) or any successor or replacement agreements (and related instruments and documents) and (ii) any capitalized interest, fees or other expenses incurred by any Borrower Party whether or not charged to the Loan Account or any similar account created under the Loan Documents.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.

         "Remedial  Action"  means all  actions  taken to (a) clean up,  remove, remediate,  contain,  treat,  monitor,  assess,  evaluate  or in any way address
Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations or post-remedial operation and maintenance activities.

         "Report" has the meaning set forth in Section 16.17.

         "Required Lenders" means, at any time, Agent, if at such time Agent or an Affiliate of Agent is a Lender, together with Lenders whose Pro Rata Shares (as determined pursuant to paragraph (a) of the definition thereof) aggregate more than 50%.

         "Reserve Report" means a report of the Petroleum Engineers in the form of the Initial Reserve Report, setting forth, as of June 30 or December 31 of any calendar year, and as of any other date on which a Reserve Report is required or permitted to be obtained pursuant to this Agreement, (i) the volumetric quantity (calculated using the same pricing assumptions as used in the calculation of PV-10) and the PV-10 (and, solely with respect to the Reserve Report dated December 31 of any year, the SEC Value), of the oil and gas reserves attributable to the Oil and Gas Properties of Borrower, together with a projection of the rate of production and future net income, taxes, operating expenses and Capital Expenditures with respect thereto as of such date, and (ii) such other information as Agent may reasonably request, all in form and substance satisfactory to Agent. Any reference herein to a Reserve Report without reference to the date thereof shall, unless the context otherwise requires, refer to the most recent Reserve Report.

         "Reserve Report Delivery Date" means the date on which Agent receives from Borrower the most recent Reserve Report required to be delivered by Borrower in accordance with Section 6.2(e).

         "Revolving Credit Facility" means the loan agreement, dated as of the Closing Date, among Abraxas, the Subsidiaries of Abraxas party thereto, the lenders thereunder and as such may from time to time be amended, restated, supplemented, modified or otherwise changed in accordance with the terms of the Abraxas Bridge Loan Agreement.

         "Revolving Credit Facility Administration Agent" means Wells Fargo Foothill, Inc., as agent for the lenders under the Revolving Credit Facility and any successor thereto as may be appointed pursuant to the terms of the Revolving Credit Facility.

         "Revolving Credit Facility Documents" means the Revolving Credit Facility and each other agreement, instrument and document related thereto, as such may from time to time be amended, restated, supplemented, modified or otherwise changed in accordance with the terms of this Agreement.

         "SEC" means the United States Securities and Exchange Commission and any successor thereto.

         "SEC Value" means the future net revenues before income taxes from Proved Reserves, estimated utilizing the actual price for the appropriate category of oil or gas as of the date of determination and assuming that oil and natural gas prices and production costs thereafter remain constant, then discounted at the rate of 10% per year to obtain the present value and otherwise applying the financial accounting and reporting standards prescribed by the SEC for application of the successful efforts method of accounting under Rule 4-10 and Regulation S-X as promulgated by the SEC from time to time.

         "Section" means a section or subsection of this Agreement.

         "Securities Account" means a "securities account" as that term is defined in the Abraxas Bridge Loan Agreement.

         "Security" has the meaning attributed to it in Section 4.1 and includes any other Lien hereafter granted by Borrower to secure the payment of Indebtedness.

         "Shares" means all shares, options, warrants, interests, participations or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common Shares, preferred Shares or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

         "Solvent" means, with respect to any Person on a particular date, that such Person is not an "insolvent person" as defined in the Bankruptcy and Insolvency Act (Canada).

         "Spread" means initially 625 bps (6.25%) and shall increase by 75 bps (0.75%) on April 29, 2005 and on the last day of each six month period thereafter during which any Obligation is outstanding.

         "Standard & Poor's" means Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. and any successor thereto.

         "Subsidiary" means, with respect to any Person, a corporation, partnership, limited liability company or other entity in which that Person directly or indirectly owns or controls the Shares having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company or other entity.

         "Tax Payments" has the meaning set forth in Section 6.5.

         "Taxes" means all taxes of any kind or nature whatsoever including income taxes, capital taxes, minimum taxes, levies, imposts, stamp taxes, royalties, duties, charges to tax, value added taxes, commodity taxes, goods and services taxes, and all fees, deductions, compulsory loans, withholdings and restrictions or conditions resulting in a charge imposed, levied, collected, withheld or assessed as of the date hereof or at any time in the future by any Authorized Authority of or within any jurisdiction whatsoever having power to tax, together with penalties, fines, additions to tax and interest thereon and any instalments in respect thereof.

         "Unmatured Default" means an event, condition or default under Sections
8.2 or 8.11 that, after giving of notice by Agent to Borrower, would be an Event of Default.

         "U.S. Dollars" "U.S. $" means United States dollars.

         "Voidable Transfer" has the meaning set forth in Section 18.7.

         "Withholding Tax" means any amount on account of Taxes imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or by any Authorized Authority therein or thereof having power to tax which the Borrower is required to deduct or withhold under Applicable Law in connection with the payment of any Obligations and all penalties, interest and other liabilities related thereto.

         1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial or related covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

         1.3 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or". The words "hereof", "herein", "hereby", "hereunder" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders and supplements thereto and thereof, as applicable (subject to any restriction on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders and supplements set forth therein or herein). Any reference herein to any law or other legislation or to any provision of any law or other legislation shall include any amendment, modification or re-enactment thereof, any law or other legislative provision substituted therefor and all regulations, rules and interpretations issued thereunder or pursuant thereto. Any reference herein to any Person shall be construed to refer to and include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

         1.4 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference, and all references herein to this Agreement shall include such schedules and exhibits as so incorporated.

     2. LOANS AND TERMS OF PAYMENT.

         2.1 Loan.

         (a) Advance. Subject to the terms and conditions of this Agreement, each Lender agrees (severally, not jointly or jointly and severally) to make loans (the "Advances" and, collectively, the "Loan") to Borrower on the Closing Date in an amount equal to such Lender's Pro Rata Share of the Loan Amount; (b) Use of Proceeds. The Borrower shall use the proceeds of the Loan for a onetime cash distribution to Abraxas, which shall include the repayment of existing debt to Abraxas.

         2.2 Borrowing Procedures.

         (a) Making of Advances.

               (i) Each Lender shall make the amount of such Lender's Pro Rata Share of the Borrowing available to Agent in immediately available funds, to Agent's Account, not later than 10:00 a.m. (Calgary time) on the Closing Date. After Agent's receipt of the proceeds of such Advances, upon satisfaction of the conditions precedent set forth in Section 3, Agent shall make the proceeds thereof available to Borrower on the Closing Date by transferring immediately available funds equal to such proceeds received by Agent to Borrower's Designated Account; provided, however, that, Agent shall not request any Lender to make, and no Lender shall make, any Advance if Agent shall have actual knowledge that one or more of the conditions precedent set forth in Section 3 will not be satisfied on the Closing Date unless such condition has been waived.

               (ii) Agent may assume that each Lender will make the amount of that Lender's Pro Rata Share of the Loan available to Agent in immediately available funds on the Closing Date pursuant to Section 2.2(a)(i), and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds pursuant to Section 2.2(a)(i) and Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following the Closing Date make such amount available to Agent, together with interest at the Interest Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance on the date of the Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Closing Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of the Borrowing, at a rate per annum equal to the Interest Rate. The failure of any Lender to make any Advance on the Closing Date shall not relieve any other Lender of any obligation hereunder to make an Advance on the Closing Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the Closing Date.

               (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payment made by Borrower to Agent for the Defaulting Lender's benefit and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payment to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender's Advance was funded by the other members of the Lender Group) or, if so directed by Borrower and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender's Advance was not funded by the Lender Group), retain same to be re-advanced to Borrower as if such Defaulting Lender had made Advances to Borrower. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero. This Section 2.2(a)(iii) shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent and Borrower shall have waived such Defaulting Lender's default in writing or (z) the Defaulting Lender makes its Pro Rata Share of the Advance and pays to Agent all amounts owing by such Defaulting Lender in respect thereof. The operation of this Section 2.2(a)(iii) shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder or to relieve or excuse the performance by

     Borrower of its duties and obligations hereunder to Agent or to Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder and agrees to execute and deliver a completed form of Assignment and Acceptance Agreement in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever; provided further, however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups' or Borrower's rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

         (b) Notation. Agent shall record on its books the principal amount and type of the Advances owing to each Lender from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting conclusive evidence, absent manifest error, of the accuracy of the information contained therein.

         (c) Lenders' Failure to Perform. All Advances shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit (if any)) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

         2.3 Payments.

         (a) Payments by Borrower.

               (i) Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent's Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m. (Calgary time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (Calgary time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

               (ii) Unless Agent receives notice from Borrower prior to the date on which any payment is due to Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower does not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

         (b) Apportionment and Application of Payments.

               (i) Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents (including letter agreements, if any, between and/or among Agent and/or individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations held by each Lender) and payments of fees and expenses shall be apportioned ratably among the Lenders (other than payments received while no Unmatured Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations), and all proceeds of Accounts or other Collateral received by Agent, shall be applied (unless otherwise agreed by the Required Lenders) as follows:

                    (A) first, to pay any Lender Group Expenses then due to Agent under the Loan Documents, until paid in full,

                    (B) second, to pay any Lender Group Expenses then due to the Lenders under the Loan Documents, on a ratable basis, until paid in full,

                    (C) third, to pay any fees then due to Agent (in each case for its separate account and after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents, until paid in full,

                    (D) fourth, to pay any fees then due to any or all of the Lenders (after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents, on a ratable basis, until paid in full,

                    (E) fifth, to pay interest due in respect of the Advances, until paid in full,

                    (F) sixth, to pay the principal of all Advances, until paid in full,

                    (G) seventh, to pay any other Obligations, until paid in full, and

                    (H) eighth, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

               (ii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive.

               (iii) In each instance, so long as no Unmatured Default or Event of Default has occurred and is continuing, Section 2.3(b)(i) shall not be deemed to apply to any payment by Borrower specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable under any provision of this Agreement).

               (iv) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

               (v) In the event of a direct conflict between the priority provisions of this Section 2.3 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3 shall control and govern.

         2.4 Repayment of Obligations.

         (a) Promise to Pay. Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs and expenses) in U.S. Dollars in full to the Lender Group as and when due and payable under the terms of this Agreement and the other Loan Documents.

         (b) Scheduled Principal Payments. Without limiting Sections 2.13 or 9.1(a), Borrower will make the following scheduled principal payments:

                    (i) on the first anniversary hereof, U.S. $1,750,000;

                    (ii) on the second anniversary hereof, U.S. $1,750,000;

                    (iii) on the third anniversary hereof, U.S. $1,750,000;

                    (iv) on the fourth anniversary hereof, U.S. $3,500,000; and

                    (v) on the Maturity Date, the principal and any other amounts that remain outstanding hereunder.

         2.5 Interest Rates; Payments and Calculations.

         (a) Interest Rates. Except as provided in clause (b) below, all Obligations, whether or not charged to the Loan Account pursuant to the terms hereof, shall bear interest on the Daily Balance thereof at a per annum rate equal to the Interest Rate.

         (b) Default Rate. Upon the occurrence and during the continuation of an Event of Default (and at the election of Agent or the Required Lenders), all Obligations, whether or not charged to the Loan Account pursuant to the terms hereof, shall bear interest on the Daily Balance thereof at a per annum rate equal to 4.00 percentage points above the per annum rate otherwise applicable hereunder.

         (c) Payment.

               (i) Interest in respect of the Obligations shall be due and payable, in arrears, on the first Business Day of each calendar quarter, beginning on January 1, 2005, at any time that Obligations are outstanding (each such date, an "Interest Payment Date"). All fees payable hereunder shall be due and payable on the date upon which such fees are due and payable hereunder. Borrower hereby authorizes Agent, from time to time without prior notice to Borrower, to, and Agent agrees that it may (at its sole and absolute discretion), charge such interest and fees, all Lender Group Expenses (as and when incurred), the fees and costs provided for in
     Section 2.10 (as and when accrued or incurred) and all other payments as and when due and payable under any Loan Document, to Borrower's Loan Account, which amounts thereafter shall be deemed to constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to Borrower's Loan Account and shall thereafter be deemed to constitute an Advance hereunder and shall accrue interest at a per annum rate equal to the Interest Rate in existence from time to time.

               (ii) All interest accruing on Obligations pursuant to the terms of this Agreement shall be payable in immediately available funds on the respective Interest Payment Date.

         (d) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360-day year for the actual number of days elapsed. The rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to any change in the Base Rate.

         (e) Maximum Rate of Return. Notwithstanding any provision herein to the contrary, in no event will the aggregate "interest" (as defined in Section 347 of the Criminal Code (Canada)) payable under this Agreement exceed the maximum effective annual rate of interest on the "credit advanced" (as defined in that Section 347) permitted under that section and, if any payment, collection or demand pursuant to this Agreement in respect of "interest" (as defined in that Section 347) is determined to be contrary to the provisions of that Section 347, such payment, collection or demand will be deemed to have been made by mutual mistake of Borrower and the applicable Lenders and the amount of such payment or collection will be refunded to Borrower. For purposes of this Agreement, the effective annual rate of interest will be determined in accordance with generally accepted actuarial practices and principles over the term of this Agreement on the basis of annual compounding of the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Agent will be prima facie evidence, for the purposes of such determination.

         2.6 Cash Management. The Borrower shall establish and maintain cash management services in accordance with the terms of the Collateral Documents.

         2.7 Crediting Payments. The receipt of any payment item by Agent shall not be considered a payment on account unless such payment item is a wire transfer of immediately available funds made to Agent's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into Agent's Account on a Business Day on or before 11:00 a.m. (Calgary time). If any payment item is received into Agent's Account on a non-Business Day or after 11:00 a.m. (Calgary time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

         2.8 Designated Account. Agent is authorized to make the Advances under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to
Section 2.5(c). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances made hereunder. Unless otherwise agreed by Agent and Borrower, any Advance made hereunder shall be made to the Designated Account.

         2.9 Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances made by (or deemed to be made by) Agent or the Lenders to Borrower or for Borrower's account and all other payment Obligations hereunder or under the other Loan Documents, including accrued interest, fees and expenses and Lender Group Expenses. In accordance with Section 2.7, the Loan Account will be credited with all payments received by Agent from Borrower or for Borrower's account. Agent shall render statements regarding the Loan Account to Borrower, including principal, interest, fees and an itemization of all charges and expenses constituting Lender Group Expenses owing, and each such statement shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

         2.10 Fees and Charges.  Borrower  shall pay to Agent the following fees
and  charges,   which  fees  and  charges  shall  be  non-refundable  when  paid
(irrespective of whether this Agreement is terminated thereafter):

               (a) Closing Fees. Borrower will pay or cause to be paid to Agent a closing fee as and when due and payable under the terms of the Fee Letter.

               (b) Audit, Appraisal and Valuation Charges. For the separate account of Agent, Borrower shall pay audit, appraisal and valuation fees and charges as follows, a fee of U.S. $850 per day, per auditor (such fees for all auditors for any single financial audit not to exceed U.S. $5,000 in the aggregate), plus out-of-pocket expenses for each financial audit of Borrower performed by personnel employed by Agent, (ii) a fee of U.S. $1,500 per day per appraiser, plus out-of-pocket expenses, for each appraisal of the Collateral performed by personnel employed by Agent, and (iii) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform financial audits of Borrower, to appraise the Collateral, or any portion thereof, to review or examine the Oil and Gas Properties of Borrower or to assess Borrower's business valuation, provided, that, (x) with respect of clause (i) above, so long as no Event of Default shall have occurred and be continuing, Borrower shall not be obligated to pay for more than four financial audits during any calendar year and (y) with respect to any Reserve Report requested by Borrower or Agent (in addition to the Reserve Reports required to be delivered semi-annually by Borrower to Agent pursuant to Section 6.2(e)), the party requesting the issuance of such Reserve Report shall pay the costs and expenses associated therewith in the absence of a continuing Default or Event of Default (and during a continuing Default, Unmatured Default or Event of Default, such Reserve Report shall be at Borrower's sole cost and expense).

               (c) Lender Group Expenses. Lender Group Expenses in accordance with Section 16.17, or, if earlier, upon demand of Agent or any Lender entitled thereto.

         2.11 Capital Requirements. If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify Borrower and Agent thereof. Following receipt of such notice, Borrower agrees to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         2.12 Registered Loans and Registered Notes. Borrower agrees to record each Advance on the Register referred to in Section 14.1(h). Each Advance recorded on the Register (a "Registered Loan") may not be evidenced by promissory notes other than Registered Notes (as defined below). Upon the registration of any Advance, Borrower agrees, at the request of any Lender, to execute and deliver to such Lender a promissory note, in conformity with the terms of this Agreement, in registered form to evidence such Registered Loan, in form and substance reasonably satisfactory to Agent and such Lender, and registered as provided in Section 14.1(h) (a "Registered Note"), payable to the order of such Lender and otherwise duly completed. Once recorded on the Register, each Advance may not be removed from the Register so long as it or they remain outstanding, and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

         2.13 Repayment of Advances. Without limiting Section 2.4(b), Borrower may prepay Advances at any time without payment of any prepayment premium or other prepayment fee, but subject to Section 3.4, if applicable, and to the following terms and conditions:

               (a) Borrower shall have provided 10 days' prior written notice to Agent of the prepayment date and the amount of such prepayment;

               (b) any such prepayment shall be in a minimum amount equal to the lesser of (x) U.S. $1,000,000 and (y) the aggregate unpaid principal amount of the Loan then outstanding;

               (c) except for any such prepayment in connection with the termination of this Agreement pursuant to Section 3.4, each such prepayment shall occur on and be effective as of an Interest Payment Date; and

               (d) any such prepayment shall be applied to the principal amounts payable in accordance with Section 2.4 in reverse order of maturity.

     3. CONDITIONS; TERM OF AGREEMENT; TERMINATION OF AGREEMENT AND REDUCTION OF COMMITMENTS.

         3.1 Conditions Precedent to the Making of the Loan. The obligation of the Lender Group (or any member thereof) to make the Loan (or otherwise to extend any credit provided for hereunder) is subject to the fulfillment, to the satisfaction of Agent, of each of the conditions precedent set forth below:

               (a) Agent shall have received and filed all personal property registry or other financing statements required by the Agent, duly executed or otherwise authorized by Borrower and Agent shall have received evidence reflecting the filing of all such financing statements;

               (b) Agent shall have received all personal property registry, Alberta Energy or other discharge documents relating to the security registrations made by the Existing Credit Agreement Agent along with an authorization to discharge addressed to Agent and its' legal counsel authorizing the filing of such discharge documents in respect of such security registrations;

               (c) Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

                    (i) the Control Agreement,

                    (ii) the Debenture,

                    (iii) the Fee Letter,

                    (iv) if the Closing Date is not the same date that this Agreement is executed and delivered by Borrower and the Lender Group, the Officers' Certificate;

               (d) Agent shall have received a certificate from an Authorized Person of Borrower (i) attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same;

               (e) Agent shall have received copies of Borrower's Governing Documents, as amended, modified or supplemented to the Closing Date, certified by an Authorized Person of Borrower;

               (f) Agent shall have received a certificate of status with respect to Borrower, dated within 10 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdiction of organization of Borrower, along with any other jurisdictions in which Borrower is registered to carry on business, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

               (g) Agent shall have received certificates of insurance, together with the endorsements thereto, as are required by Section 6.6, the form and substance of which shall be satisfactory to Agent;

               (h) Agent shall have received an opinion of Borrower's counsel in form and substance satisfactory to Agent;

               (i) Agent shall have received satisfactory evidence (including a certificate of an Authorized Person of Borrower) that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income and franchises (including Real Property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

               (j) Borrower shall pay all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement;

               (k) (i) Agent shall have received updated land records and/or title searches and abstracts of Oil and Gas Properties of Borrower, the review of which shall be satisfactory to Agent and (ii) Agent shall have received Mortgages on such Oil and Gas Properties of Borrower, for the benefit of the Lender Group, that are valid and enforceable first priority mortgage Liens on such Oil and Gas Properties of Borrower free and clear of all Liens except Permitted Liens;

               (l) Agent shall have received the Initial Reserve Report, which shall be satisfactory to the Lender Group;

               (m) Agent shall have received satisfactory evidence verifying all production taxes and royalty payments pertaining to each well comprising a part of the Oil and Gas Properties of Borrower are current;

               (n) Agent shall have received satisfactory evidence (including a certificate of an Authorized Person or Abraxas) that Abraxas shall have consummated the Abraxas Bridge Loan Facility pursuant to the terms and conditions of the Abraxas Bridge Loan Facility and is in compliance with all applicable laws, and all conditions precedent to the making of the "Loan" thereunder are met;

               (o) no Material Adverse Change shall have occurred;

               (p) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed or recorded and shall be in form and substance satisfactory to Agent;

               (q) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct on and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date);

               (r) no Default or Event of Default shall have occurred and be continuing on the Closing Date, nor shall either result from the making of the Loan; and

               (s) no injunction, writ, restraining order or other order of any nature prohibiting, directly or indirectly, the extending of the Loan shall have been issued and remain in force by any Governmental Authority against Borrower, Agent, any Lender or any of their Affiliates.

         3.2 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrower, Agent and Lenders and shall continue in full force and effect for a term ending the day after the fifth (5th) anniversary of the Closing Date (the "Maturity Date"). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

         3.3 Effect of Termination. On the date of termination of this Agreement, all Obligations immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of its respective duties, Obligations or covenants hereunder and Agent's Liens in the Collateral (with respect to the Obligations) shall remain in effect until all Obligations have been fully and finally discharged and any obligation of Lender to provide additional credit hereunder has been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and any obligation of Lender to provide additional credit under the Loan Documents has been terminated irrevocably, Agent will, at Borrower's sole expense, execute and deliver any personal property registry discharge statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Liens of Agent, and all notices of security interests and liens previously filed, with respect to the Obligations.

         3.4 Early Termination. Without limiting Section 2.13, Borrower shall have the option, at any time upon 10 days' prior written notice to Agent, to terminate this Agreement by paying to Agent, on any Business Day (which need not be an Interest Payment Date), in cash, the then outstanding Obligations, in full. If Borrower has sent a notice of termination pursuant to the provisions of this Section 3.4, then Borrower shall be irrevocably obligated to repay the Obligations, in full, on the date set forth as the date of termination of this Agreement in such notice.

     4. SECURITY.

         4.1 Security. The present and future Indebtedness of Borrower to Agent and Lenders under the Loan and all other Indebtedness of Borrower to Agent and Lenders, howsoever arising or incurred hereunder and under the Documents, will be secured by the following (collectively, the "Security"):

               (a) a demand debenture (the "Debenture") in the amount of Cdn. $75,000,000 from Borrower (the Debenture to be substantially in the form of Schedule 4.1), to be registered in all appropriate jurisdictions; and

               (b) such documents and instruments, as may be requested by Agent, in its sole discretion, providing a fixed Lien, including without limitation, caveats, security notices and such other similar documentation, to be filed or registered in such public registry offices in Canada or any province thereof.

         4.2 Sharing of Security. Borrower and Lenders agree and acknowledge that the Security is being shared equally among Lenders to secure Indebtedness of Borrower under the Loan and any hedging transactions with any Lender on a pari passu basis; and that Agent will hold the Security for the benefit of Agent and Lenders hereunder.

         4.3 Exclusivity of Remedies. Nothing herein contained or in the Security now held or hereafter acquired by Agent and Lenders, nor any act or omission of Agent and Lenders with respect to any such Security, will in any way prejudice or affect the rights, remedies or powers of Agent and Lenders with respect to any other security at any time held by Agent and Lenders.

         4.4 Form of Security. The Security will be in such form or forms as will be required by Agent, acting reasonably, and will be registered in such offices in Canada or the U.S. or any province or state thereof as Agent may from time to time reasonably require to protect the Liens created thereby. Should Agent determine at any time and from time to time that the form and nature of the then existing Security is deficient in any way or does not fully provide Agent and Lenders with the Liens and priority to which each is entitled hereunder, Borrower will forthwith execute and deliver or cause to be executed and delivered to Agent, at Borrower's expense, such amendments to the Security or provide such new security as Agent may reasonably request.

         4.5 After-Acquired Property. All property acquired by or on behalf of Borrower after the date of execution of the Security which forms part of the property of Borrower or any Subsidiary (hereafter collectively referred to as "After-Acquired Property"), will be subject to the Security without any further conveyance, mortgage, pledge, charge, assignment or other act on the part of the parties hereto. Without limiting the effect of the preceding sentence, Borrower will, or will cause such Subsidiary to, from time to time execute and deliver and Agent will register, all at Borrower's expense, such instruments supplemental to the Security, in form and substance satisfactory to Agent, acting reasonably, as may be necessary or desirable to ensure that the Security as amended and supplemented constitutes in favour of Agent and Lenders an effective Lien (including without limitation, a fixed Lien pursuant to Section 4.6) to the extent created by the Security over such After-Acquired Property as required hereunder, subject only to Permitted Encumbrances which under applicable law rank in priority thereto.

         4.6 Undertaking to Grant Fixed Charge Security. If Lenders, acting reasonably, determine in their sole discretion that it is necessary for their adequate protection, Borrower, at the request of Agent, will forthwith grant or cause to be granted to Agent for the benefit of Agent and Lenders a further fixed Lien (subject only to Permitted Encumbrances which under applicable law rank in priority thereto) in such of Borrower's property as Agent will, in its sole discretion, determine as security for all then present and future
Indebtedness of Borrower to Agent and Lenders under the Loan. In this connection, Borrower will:

               (a) provide Agent with such information as is reasonably required by Agent to identify the property to be charged pursuant to this Section 4.6;

               (b) do all such things as are reasonably required to grant, in favour of Agent and Lenders, a fixed Lien (subject only to Permitted Encumbrances which under applicable law rank in priority thereto) in respect of such property to be so charged pursuant to this Section 4.6;

               (c) provide Agent with all corporate or partnership resolutions and other action, as reasonably required, for Borrower or such Subsidiary to grant the fixed Lien (subject only to Permitted Encumbrances which under applicable law rank in priority thereto) in the property identified by Agent to be so charged;

               (d) provide Agent with such security instruments and other documents which Agent, acting reasonably, deems are necessary to give full force and effect to the provisions of this Section 4.6;

               (e) assist Agent in the registration or recording of such agreements and instruments in such public registry offices in Canada or any province thereof as Agent, acting reasonably, deems necessary to give full force and effect to the provisions of this Section 4.6; and

               (f) pay all reasonable costs and expenses incurred by Agent in connection with the preparation, execution and registration of all agreements, documents and instruments, including any amendments to the Security, made in connection with this Section 4.6.

         4.7 Discharge of Security. Agent and Lenders will discharge the Security at Borrower's expense forthwith after all of Borrower's Indebtedness under the Loan has been unconditionally and irrevocably paid or satisfied in full and each such facility has been cancelled.

         4.8 Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection or priority of Agent's security interest is dependent on or enhanced by possession, Borrower, immediately upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

         4.9 Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time after the occurrence and during the continuation of an Event of Default, Agent or Agent's designee may (a) notify Account Debtors of Borrower that the Accounts, chattel paper or General Intangibles have been assigned to Agent or that Agent has a security interest therein or (b) collect the Accounts, chattel paper or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for Lender Group, as Lender Group's trustee, any Collections that it receives and immediately will deliver said Collections to Agent in their original form as received by Borrower.

         4.10 Power of Attorney. Borrower hereby irrevocably makes, constitutes and appoints Agent (and any of Agent's officers, employees or agents designated by Agent), as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors or notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse Borrower's name on any Collection item that may come into Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper or General Intangibles directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

         4.11 Right to Inspect. Agent and each Lender (through any of their respective officers, employees or agents) shall have the right, upon notice to Borrower, which notice shall not be required upon the occurrence and during the continuance of an Event of Default, from time to time hereafter to inspect the Books and to check, test and appraise the Collateral and review and examine the Oil and Gas Properties of Borrower and its Subsidiaries in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

         4.12 Control Agreements. Borrower agrees that it will not transfer assets out of any Securities Accounts other than as permitted under Section 7.19 and, if to another securities intermediary, unless Borrower, Agent and the substitute securities intermediary have entered into a Control Agreement. Borrower hereby agrees to take any and all action that Agent requests in order for Agent to obtain control in accordance with Sections 9-104, 9-105, 9-106 and 9-107 of the New York Uniform Commercial Code with respect to any Securities Accounts, DDA's, chattel paper, investment property and letter-of-credit rights. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other investment property or DDA, electronic chattel paper or letter-of-credit rights shall be modified by Borrower without the prior written consent of Agent. Upon the occurrence and during the continuance of a Default or Event of Default, the Agent may notify any securities intermediary or depository to liquidate the applicable Securities Account or any related investment property maintained or held thereby and remit the proceeds thereof to Agent's Account.

     5. REPRESENTATIONS AND WARRANTIES.

         In order to induce the Lender Group to enter into this Agreement, Borrower, makes the following representations and warranties to the Lender Group, which shall be true, correct and complete on and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date), and such representations and warranties shall survive the execution and delivery of this Agreement:

         5.1 No Encumbrances. Borrower has good and indefeasible title to the Collateral and the Real Property (other than Oil and Gas Properties constituting Real Property) or good and defensible title to Oil and Gas Properties constituting Real Property, free and clear of Liens except for Permitted Liens.

         5.2 Equipment. All of the Equipment is used or held for use in the business of Borrower and is fit for such purposes.

         5.3 Location of Inventory and Equipment. The Equipment is located only at the locations identified on Schedule 5.3, other than such Equipment in transit or temporarily removed to a location not identified therein for refurbishment or repair. There is no location at which Borrower has any Inventory, including Hydrocarbon products (except for Hydrocarbon products in transit), other than the locations identified on Schedules 5.3 and 5.22. Each of
Schedule 5.3 and 5.22 contains a true, correct and complete list of each location at which Hydrocarbon products of Borrower are stored.

         5.4 Inventory Records. Borrower keeps correct and accurate records itemizing and describing the type and quantity of its Inventory and the book value thereof.

         5.5 Location of Chief Executive Office. The chief executive office of Borrower is located at the address indicated on Schedule 5.5.

         5.6 Due Organization and Qualification; Subsidiaries.

               (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in each jurisdiction where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

               (b) Set forth on  Schedule  5.6(b)  is a  complete  and  accurate description  of the  authorized  Share  capital  of  Borrower,  by class,  and a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 5.6(b), there are no subscriptions, options, warrants or calls relating to any of Borrower's Share capital, including any right of conversion or exchange under any outstanding security or other instrument. Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any Shares or any security convertible into or exchangeable for any of its Shares.

               (c) Except as set forth in Schedule 5.6(c), Borrower has no Subsidiaries or other ownership interest (including the right to share in the profits and losses) of any other Person. Set forth on Schedule 5.6(c) is a complete and accurate list of Borrower's direct and indirect Subsidiaries and any other person in which Borrower otherwise has an ownership interest, showing
(i) the jurisdiction of their organization, (ii) the number of shares of each class of common and preferred Shares authorized for each of such Subsidiaries and (iii) the number and the percentage of the outstanding Shares of each such class owned directly or indirectly by Borrower. All of the outstanding Shares of each such Subsidiary has been validly issued and is fully paid and non-assessable.

         5.7 Due Authorization; No Conflict.

               (a) Borrower has full corporate power and authority to execute and deliver this Agreement and each other Loan Document to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Borrower of this Agreement and the other Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Borrower.

               (b) The execution, delivery and performance by Borrower of this Agreement and the other Loan Documents to which it is a party do not and will not (i) violate any provision of any law or regulation applicable to Borrower, the Governing Documents of Borrower or any order, judgment or decree of any court or other Governmental Authority binding on Borrower or its properties or assets, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any material contractual obligation of Borrower (including, without limitation, any Material Contract of Borrower), (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Liens granted pursuant to this Agreement or (iv) require any approval of Borrower's interestholders or any approval or consent of any Person under any material contractual obligation of Borrower that has not been obtained by Borrower on or prior to the Closing Date.

               (c) Other than the filing of personal property registry or other financing statements, security notices and Mortgages, the execution, delivery and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is a party do not and will not require any registration with, consent or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

               (d) Borrower has duly executed and delivered this Agreement and, on the Closing Date, each other Loan Document to which Borrower is a party and each other document contemplated hereby and thereby to which Borrower is a party will be duly and validly executed by Borrower. This Agreement constitutes, and each other Loan Document to which Borrower is a party and each other document contemplated hereby and thereby to which Borrower is a party, when executed and delivered by Borrower will constitute, a legally valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally.

               (e) On and after the Closing Date, Agent will have a validly created, first priority perfected (except for certain real property filings) Lien on all of the Collateral, subject only to Permitted Liens.

         5.8 Litigation. Other than those matters disclosed on Schedule 5.8, there are no actions, suits or proceedings pending or, to the best knowledge of Borrower, threatened against Borrower except for matters that are fully covered by insurance (subject to customary deductibles).

         5.9 No Material Adverse Change. All financial statements relating to Borrower that have been delivered by Borrower to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrower's financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change.

         5.10 Fraudulent Transfer.

               (a) Borrower is Solvent.

               (b) No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay or defraud either present or future creditors of Borrower.

         5.11 Employee Benefits. Borrower does not maintain or contribute to any Benefit Plan. Borrower has satisfied the minimum funding standards of the Canadian Employee Benefit Laws and any other applicable law relating to employee benefits with respect to each Benefit Plan to which it is obligated to contribute. No event has occurred with respect to such Benefit Plan that reasonably could be expected to result in a Material Adverse Change. Borrower is not required to provide security to any Benefit Plan under Canadian Employee Benefit Laws.

         5.12 Environmental Condition. Except as set forth on Schedule 5.12, (a) to Borrower's knowledge, no assets of Borrower have ever been used by Borrower or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transportation was in violation, in any material respect, of applicable Environmental Law, (b) to Borrower's knowledge, no properties or assets of Borrower have ever been designated or identified in any manner pursuant to environmental protection statute as a Hazardous Materials disposal site, (c) Borrower has not received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Borrower and (d) Borrower has not received a summons, citation, notice or directive from any Governmental Authority concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

         5.13 Brokerage Fees. Other than GCF and its Affiliates, neither Abraxas nor Borrower has utilized the services of any broker or finder in connection with Borrower's obtaining financing from the Lender Group under this Agreement, and, other than GCF and its Affiliates, no brokerage commission or finders' fee is payable by Borrower in connection herewith.

         5.14 Intellectual Property. Borrower owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights and licenses that are necessary to the conduct of its business as currently conducted. Attached hereto as Schedule 5.14 is a true, correct and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights and copyright registrations as to which Borrower is the owner or an exclusive licensee.

         5.15 Leases. Borrower enjoys peaceful and undisturbed possession under all leases material to the business of Borrower and to which it is a party or under which it is operating. All of such leases are valid and subsisting and no material default by Borrower exists under any of them. There are no leases, subleases, contracts or other operating agreements with respect to any Oil and Gas Property that allocate operating expenses to Borrower in excess of Borrower working interest of record in the particular Oil and Gas Property subject to such lease, the sublease, contract or other operating agreement.

         5.16 DDAs. Set forth on Schedule 5.16 are all of Borrower's DDAs, including, with respect to each depository (i) the name and address of such depository and (ii) the account numbers of the accounts maintained with such depository.

         5.17 Compliance with the Law. Borrower has not violated any law or failed to obtain any material license, permit, franchise or other authorization from any Governmental Authority necessary for the ownership of any of its Oil and Gas Properties or the conduct of its business. The Oil and Gas Properties of Borrower (and assets and properties utilized therewith) have been maintained, operated and developed in a good and workmanlike manner and in substantial conformity with all applicable laws and all rules, regulations and orders of all Governmental Authorities having jurisdiction and in substantial conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of such Oil and Gas Properties; specifically in this connection, (i) except as set forth on Schedule 5.17, after the Closing Date, no such Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable production (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the Closing Date and (ii) none of the wells comprising a part of such Oil and Gas Properties (or assets and properties utilized therewith) is deviated from the vertical by more than the maximum permitted by applicable laws, regulations, rules and orders of any Governmental Authority.

         5.18 Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Borrower in writing to Agent or any Lender (including all information contained in the schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein does not, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrower in writing to Agent or any Lender will not on the date as of which such information is dated or certified contain any untrue statement of a material fact, and does not or will not on such date, as the case may be, omit to state any material fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. As of the date on which any Projections are delivered to Agent, such Projections will represent
Borrower's good faith best estimate of its future performance for the periods covered thereby.

         5.19 Indebtedness. Set forth on Schedule 5.19 is a true and complete list of all Indebtedness of Borrower which will be outstanding on the Closing Date (after giving effect to the Loan), and Schedule 5.19 accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

         5.20 Oil and Gas Imbalances. Except as set forth on Schedule 5.20, on a net basis there are not gas imbalances, take-or-pay oil and gas or other prepayments with respect to the Oil and Gas Properties of Borrower which would require Borrower either to make cash settlements for such production or deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payments therefor exceeding two percent (2%) of the current monthly production of oil and gas from the Oil and Gas Properties of Borrower in the aggregate.

         5.21 Hedging Agreements. Schedule 5.21 sets forth a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of Hydrocarbons or other commodities) of Borrower, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

         5.22 Location of Real Property and Leased Premises.

               (a) (i) Part A of Schedule 5.22 lists completely and correctly all Real Property (other than Oil and Gas Properties) owned in fee by Borrower and the respective addresses thereof, (ii) Part B of Schedule 5.22 lists completely and correctly all Real Property (other than Oil and Gas Properties) leased by Borrower and the respective addresses thereof and (iii) Part C of
Schedule 5.22 lists completely and correctly all Oil and Gas Properties of Borrower with a PV-10 of at least U.S. $50,000, whether leased or owned by Borrower, and the respective legal descriptions, addresses (if any), counties and states thereof.

               (b) Borrower has a valid leasehold interest in each of the respective leases described on Schedule 5.22 and such schedule sets forth with respect to each such lease, the commencement date, termination date, renewal options (if any) and annual base rents. Each such lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect. No consent or approval of any landlord or other third party in connection with any such lease is necessary for Borrower to enter into and execute the Loan Documents to which it is a party, except as set forth on
Schedule 5.22. Borrower is not in default of its obligations under any such lease and, to the knowledge of Borrower, no other party to any such lease is in default of its obligations thereunder, and neither Borrower nor any other party to any such lease has at any time delivered or received any notice of default which remains uncured under any such lease and no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default under any such lease.

               (c) Borrower has good and defensible title to all of its Oil and Gas Properties set forth on Schedule 5.22 which constitute Real Property, and good and indefeasible title to all of its Oil and Gas Properties which constitute personal property, except for (i) such imperfections of title which do not in the aggregate materially detract from the value thereof to, or the use thereof in, the business of Borrower and (ii) Permitted Liens. The quantum and nature of the interest of Borrower in and to the Oil and Gas Properties as set forth in the Initial Reserve Report includes the entire interest of Borrower in such Oil and Gas Properties as of the date of the Initial Reserve Report and are complete and accurate in all material respects as of the date of the Initial Reserve Report; and there are no "back-in" or "reversionary" interests held by third parties which could materially reduce the interest of Borrower in such Oil and Gas Properties except as expressly set forth in the Initial Reserve Report. The ownership of the Oil and Gas Properties by Borrower shall not in any material respect obligate any Borrower to bear the costs and expenses relating to the maintenance, development or operations of each such Oil and Gas Property in an amount in excess of the working interest of record of Borrower in each Oil and Gas Property set forth in the Initial Reserve Report.

               (d) Borrower marketing, gathering, transportation, processing and treating facilities and equipment, together with any marketing, gathering, transportation, processing and treating contract in effect between and/or among Borrower and any other Person, are sufficient to gather, transport, process and/or treat reasonably anticipated volumes of production of Hydrocarbons from the Oil and Gas Properties of Borrower.

         5.23 Material Contracts. Set forth on Schedule 5.24 is a complete and accurate list of all Material Contracts of Borrower, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against Borrower thereto and, to the knowledge of Borrower, all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified and (iii) is not in default due to the action of Borrower or, to the knowledge of Borrower, any other party thereto.

         5.24 Permits, Etc. Borrower has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for Borrower lawfully to own, lease, manage or operate, or to acquire, each business and the Real Property currently owned, leased, managed or operated, or to be acquired, by Borrower, except for such permits, licenses, authorizations, approvals, entitlements and accreditations the absence of which could not reasonably be expected to result in a Material Adverse Change. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and, to Borrower's knowledge, there is no claim that any thereof is not in full force and effect.

         5.25 Employee and Labor Matters. Except as set forth on Schedule 5.26, there is (a) no unfair labor practice complaint pending or, to Borrower's knowledge, threatened against Borrower before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against Borrower which arises out of or under any collective bargaining agreement, (b) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or, to the knowledge of Borrower, threatened against Borrower and (c) no union representation question existing with respect to the employees of Borrower and no union organizing activity taking place with respect to any of the employees of any of them. The hours worked and payments made to employees of Borrower have not been in violation of the applicable Canadian provincial employment standards legislation or any other applicable legal requirements. All material payments due from Borrower on account of workers compensation, wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Borrower.

         5.26 Bonds and Insurance. Schedule 5.27 contains an accurate and complete description of all performance bonds related to operations on or pertaining to the Oil and Gas Properties of Borrower Parties and all material policies of insurance owned or held by Borrower Parties. Except as set forth on
Schedule 5.27, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such bonds and policies (i) are sufficient for compliance with all requirements of law and of all agreements to which Borrower is a party, (ii) are valid, outstanding and enforceable policies, (iii) provide adequate coverage in at least such amounts and against at least such risks (but including in any event public liability) as are required by Governmental Authorities and/or usually insured or bonded against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Borrower Parties, (iv) will remain in full force and effect through the respective dates set forth on Schedule 5.27 without the payment of additional premiums except as set forth on Schedule 5.27 and (v) will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Borrower has not been refused any bonds or insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary bond or policy limits, by any bonding company or insurance carrier to which it has applied for any such bond or insurance or with which it has carried insurance during the last three years.

         5.27 Nature of Business. Borrower is not engaged in any business other than the Oil and Gas Business within Canada.

     6. AFFIRMATIVE COVENANTS.

         Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations and the termination of this Agreement, Borrower shall and shall cause each of its Subsidiaries to do all of the following (unless otherwise agreed to by Agent or the Required Lenders):

         6.1 Accounting System. Maintain a system of accounting that enables it to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent. Borrower also shall keep a joint interest billing and remittance system with respect to each of the Oil and Gas Properties on which a Borrower Party is the operator and a reporting system that shows, among other things, the value, revenues and profits/losses of the Oil and Gas Properties of Borrower Parties, volume of production and value of sales of Hydrocarbon production, the location and condition of the Equipment and the positions and liability exposure of Borrower Parties under all Hedging Agreements.

         6.2 Collateral Reporting. Provide Agent (and if so requested by Agent, with copies for each Lender) with the following documents at the following times in form satisfactory to Agent:

               (a) daily notices of any dispute or claim that, if adversely determined, would, individually or in the aggregate, result in a liability to a Borrower Party in excess of U.S. $100,000;

               (b) as soon as available, but in any event within 30 days after the end of each month, (i) a detailed aging, by total, of the Accounts, including, among other things, lease operating expenses and royalty payments and
(ii) a summary, by vendor of each Borrower Party's accounts payable and any book overdraft;

               (c) as soon as available, but in any event within 30 days after the end of each month, a report, in form and substance satisfactory to Agent, setting forth on a well-by-well or unit-by-unit basis and also on an aggregated basis (i) a statement of gross and net sales proceeds of all Hydrocarbons produced from the Oil and Gas Properties of each Borrower Party and pricing information (and in the aggregate only on a hedged and unhedged basis) relating thereto, (ii) the volume and/or quantity of Hydrocarbon products sold for the previous month, (iii) the severance, gross production, occupation and/or gathering taxes deducted from or paid out of the proceeds payable to Borrower Parties, (iv) the operating expenses, drilling costs and capital expenditures,
(v) the number of wells operated (or the numbers of pooled units), drilled or abandoned, (vi) a statement of all funds received from the sale of Hydrocarbons representing amounts attributable to trust fund taxes or Hydrocarbon Interests of third parties and (vii) such other information as Agent may reasonably request;

               (d) as soon as available, but in any event within 30 days after the end of each month, a report, in form and substance satisfactory to Agent, setting forth, as of the last Business Day of such month, a summary of the hedging positions of each Borrower Party under all Hedging Agreements (including, without limitation, any contract of sale which provides for prepayment for deferred shipment or delivery of oil, gas or other commodities), including the type, term, effective date, termination date and notional principal amounts or volumes, the hedged price(s), interest rate(s) or exchange rate(s), as applicable, and any new credit support agreements relating thereto;

               (e) as soon as available, but in any event not later than 75 days after June 30th and December 31st of each year, a Reserve Report, prepared under the supervision of the chief engineer of Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the Initial Reserve Report, and together with each such Reserve Report, a certificate of an Authorized Person of Borrower certifying that, to such Authorized Person's knowledge (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) each Borrower Party owns good and defensible title to its Oil and Gas Properties evaluated in such Reserve Report and such Oil and Gas Properties are free and clear of all Liens except for Permitted Liens, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties evaluated in such Reserve Report which would require any Borrower Party to deliver Hydrocarbons produced from such Oil and Gas Properties or make cash payments at some future time without then or thereafter receiving full payment therefor, (iv) except as set forth on an exhibit to the certificate, none of the Oil and Gas Properties of Borrower Parties have been sold since the date of the Reserve Report most recently delivered pursuant to this Section 6.2(e) (or if no such Reserve Report has been so delivered, since the date of the Initial Reserve Report), which exhibit shall list all of the Oil and Gas Properties of Borrower Parties sold and in such detail as is reasonably required by Agent, (v) attached as an exhibit to the certificate is a list of the Oil and Gas Properties of Borrower Parties added to and deleted from the Reserve Report most recently delivered pursuant to this Section 6.2(e) (or if no such Reserve Report has been so delivered, from the Initial Reserve Report) and a list of all Persons disbursing proceeds to a Borrower Party from its Oil and Gas Properties,
(vi) all of the Oil and Gas Properties of each Borrower Party evaluated by such Reserve Report are subject to a Mortgage, and registered financing statements or security notices, that in each case create a first priority perfected Lien in such Oil and Gas Properties in favor of Agent for the benefit of the Lender Group, subject only to Permitted Liens that arise by operation of law and are Liens securing obligations for the payment of money not delinquent, (vii) none of the Oil and Gas Properties evaluated by such Reserve Report are subject to any Farmout or similar arrangement other than pursuant to a Permitted Farmout Agreement and (viii) except as set forth on an exhibit to such certificate, there has not been any change in the working interest or net revenue interest of any Borrower Party in any of the Oil and Gas Properties included on such Reserve Report;

               (f) as soon as available, but in any event not later than 45 days after the end of each quarter, a report, certified by an Authorized Person of
Borrower: (i) setting forth the total amount actually paid by each Borrower Party during the preceding quarter for (A) plugging and abandonment costs for previous or ongoing plugging and abandonment operations pertaining to its Oil and Gas Properties and (B) general bond and supplemental bond payments pertaining to plugging and abandonment costs; and (ii) estimating the future payments for (A) and (B), above, for each of the succeeding two quarters; and

               (g) upon request by Agent, such other reports as to the Oil and Gas Properties of any Borrower Party, the other Collateral or the financial condition of any Borrower Party.

         6.3 Financial Statements, Reports, Certificates. Deliver to Agent, with copies to each Lender:

               (a) as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of one of the first 3 fiscal quarters in a fiscal year) after the end of each month during each of Borrower's fiscal years,

                    (i) a company prepared consolidated balance sheet, income statement, and statement of cash flow covering the operations of the Borrower Parties during such period,

                    (ii) a certificate signed by the chief financial officer of Borrower to the effect that:

                         (A) the financial statements delivered hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of the Borrower Parties;

                         (B) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents were true and correct on and as of the Closing Date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties were true and correct on and as of such earlier date); and

                         (C) there does not exist any condition or event that constitutes a Default, Unmatured Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking or proposes to take with respect thereto), and

                    (iii) for each month that is the date on which a covenant in
     Section 7.20 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable covenants contained in Section 7.20;

         (b) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years,

                    (i) consolidated financial statements of the Borrower Parties for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualification (including, without limitation, (A) any going concern or like qualification or exception or (B) any qualification as to the scope of such audit), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement and statement of cash flow and, if prepared, such accountants' letter to management),

                    (ii) a certificate of such accountants addressed to Agent and the Lenders stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.20;

               (c) as soon as available, but in any event within 30 days prior to the start of each of Borrower's fiscal years, copies of Borrower's
Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its sole discretion, for the forthcoming 3 years, year by year, and for the forthcoming fiscal year, month by month, certified by the chief financial officer of Borrower as being such officer's good faith best estimate of the financial performance of Borrower during the period covered thereby;

               (d) if and when filed by Borrower,

                    (i)  all  prospectuses,   material  change  reports,   press
     releases and other documents as required to be filed with any securities commission from time to time having jurisdiction over the Borrower;

                    (ii) copies of Borrower's federal income tax returns, and any amendments thereto, filed with the Canada Revenue Agency, and

                    (iii) any other information that is provided by Borrower to its shareholders;

               (e) if and when filed by any Borrower Party and as requested by Agent, satisfactory evidence of payment of applicable excise taxes in each jurisdiction in which (i) such Borrower Party conducts business or is required to pay any such excise tax, (ii) where such Borrower Party's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of such Borrower Party or (iii) where such Borrower Party's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change;

               (f) promptly after sending or receipt thereof, copies of any material notice or other correspondence sent to, or received from, any Governmental Authority related to the Oil and Gas Properties of any Borrower Party, including, without limitation, notice of any new plugging and abandonment or other performance or other assurance bond requirements related to such Oil and Gas Properties;

               (g) promptly after the commencement thereof, but in any event within five (5) days after the service of process with respect thereto on any Borrower Party, notice of all actions, suits or proceedings brought by or against any Borrower Party before any Governmental Authority which, if determined adversely to such Borrower Party, could result in a Material Adverse Change;

               (h) as soon as Borrower has knowledge of any event or condition that constitutes a Default or an Unmatured Default or Event of Default, notice thereof and a statement of the curative action that Borrower proposes to take with respect thereto; and

               (i) upon the request of Agent, any other report reasonably requested relating to the financial condition of any of the Borrower Parties.

         In addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on both a consolidated and consolidating basis and agrees that no Subsidiary of Borrower will have a fiscal year different from that of Borrower. Borrower agrees that its independent chartered accountants are authorized to communicate with Agent and to release to Agent whatever financial information concerning the Borrower Parties that Agent reasonably may request. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agrees that Agent may contact directly any such accounting firm or service bureau in order to obtain such information.

         6.4 Maintenance of Properties.

               (a) Maintain and preserve all of its properties which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder.

               (b) Cause to be done all things necessary to preserve and keep in good repair, working order and efficiency all the Oil and Gas Properties of each Borrower Party and other material assets including, without limitation, all equipment, machinery, facilities and marketing, gathering, transportation and processing assets and, from time to time, will make all the reasonably necessary repairs, renewals and replacements so that at all times the state and conditions of such Oil and Gas Properties and other material assets will be fully preserved and maintained, except to the extent a portion of such assets is no longer capable of producing Hydrocarbons in economically reasonable amounts.

               (c) Promptly (i) pay and/or discharge or cause to be paid and/or discharged, all rentals, royalties, expenses, taxes and Indebtedness accruing under the lease or other agreements affecting or pertaining to the Oil and Gas Properties of each Borrower Party, (ii) perform, observe and comply, or make reasonable and customary efforts to cause to be performed, observed and complied with, in accordance with usual and customary industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in such Oil and Gas Properties and the accompanying elements therefrom and other material properties so long as such properties are capable of producing Hydrocarbons and the accompanying elements in quantities and at prices providing for continued efficient and profitable operations of business and (iii) do all other things necessary to keep unimpaired, except for Permitted Liens, its rights with respect thereto and prevent any forfeiture thereof or a default thereunder, except to the extent a portion of such properties is no longer capable of producing Hydrocarbons in economically reasonable amounts.

               (d) Operate its Oil and Gas Properties and other material properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material properties to be operated on a continuous basis for the production of Hydrocarbons and in a careful and efficient manner in accordance with the usual and customary practices of the industry and in substantial compliance with all applicable contracts and agreements and in compliance in all material respects with all material laws.

               (e) Operate and produce, as a reasonably prudent operator, the Oil and Gas Properties of Borrower Parties in accordance with good engineering practices and the following requirements: (i) the amount of Hydrocarbons produced from any well shall not exceed in any month the lower of (A) the maximum amount that such well is capable of producing at its maximum efficient rate of flow and (B) the respective allowable rate of flow under applicable orders, rules, regulations or laws, if any; (ii) the amount of Hydrocarbons produced from Borrower' Parties wells shall be sufficient to prevent a net migration of Hydrocarbons from the reservoirs to which Proved Reserves are attributed; and (iii) subject to field rules established by any Governmental Authority having or asserting jurisdiction, the amount of Hydrocarbons produced from Borrower' Parties wells shall be equitable and ratable, based on factors used in determining such field rules.

               (f) To the extent the interests in Oil and Gas Properties of a Borrower Party (other than working interests of record) are operated by Persons other than a Borrower Party, Borrower shall cause any owner or operator of such Oil and Gas Properties to comply with this Section 6.4; provided, however, that it shall not be a breach of this Section 6.4 if such owners or operators are not in compliance with this Section 6.4 on Oil and Gas Properties of a Borrower Party with an aggregate PV-10 for all such Oil and Gas Properties of less than U.S. $100,000.

         6.5 Taxes.

         Cause all assessments, remittances, source deductions and taxes (including, without limitation, withholding taxes), whether real, personal or otherwise, due or payable by, or imposed, levied, or assessed against ("Tax Payments"), any Borrower Party or any of such Borrower Party's assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such Tax Payment shall be the subject of a Permitted Protest. Each Borrower Party will make timely payment or deposit of all Tax Payments required of it by Applicable Laws, including those laws concerning local, municipal, provincial and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that such Borrower Party has made such Tax Payments or deposits. Borrower shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdiction in which a Borrower Party is required to pay any such excise tax.

         6.6 Insurance.

               (a) At Borrower's expense, maintain insurance respecting its assets wherever located, covering loss or damage by fire, theft, explosion and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrower also shall maintain public liability insurance, as well as insurance against larceny, embezzlement and criminal misappropriation to the extent Borrower maintains such insurance on the Closing Date or is otherwise required by Agent, in its reasonable discretion, to maintain such insurance after the Closing Date to the extent the premiums related thereto are not at levels commercially unreasonable. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Borrower shall deliver copies of all such policies to Agent with a satisfactory lender's loss payable endorsement naming Agent as first loss payee. Each policy of insurance or endorsement shall contain a Section requiring the insurer to give not less than 30 days' prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever. During the period of the drilling of wells and the construction of any other improvements comprising a part of the Oil and Gas Properties of any Borrower Party, Borrower shall, or, as applicable, shall cause its contractors or subcontractors to, obtain and maintain well control insurance (including coverage for costs and redrilling) and builder's risk insurance, as applicable, in such form and amounts as is customary in the industry and worker's compensation insurance covering all Persons employed by any Borrower Party or its agents or subcontractors of any tier in connection with any construction affecting such Oil and Gas Properties, including, without limitation, all agents and employees of any Borrower Party and such Borrower Party's subcontractors with respect to whom death or bodily injury claims could be asserted against any Borrower Party.

               (b) Borrower shall give Agent prompt notice of any loss covered by such insurance. So long as no Event of Default has occurred and is continuing, Borrower shall have the right to adjust losses of up to U.S. $100,000 in the aggregate. If an Event of Default shall have occurred and is continuing, Agent shall have the exclusive right to adjust any losses payable under any such insurance policies, and in any event shall have the exclusive right to adjust all losses in excess of U.S. $100,000 in the aggregate without any liability to any Borrower Party whatsoever in respect of such adjustments absent Agent's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, (i) in an amount not to exceed U.S. $600,000 per year and U.S. $1,800,000 in the aggregate over the term of this Agreement, shall, so long as no Default or Event of Default has occurred and is continuing, be paid to Borrower for repair, replacement or restoration of the assets to which the loss relates and (ii) relating to other properties or in excess of such amounts, shall be paid over to Agent to be applied at the option of the Required Lenders either to the prepayment of the Obligations or shall be disbursed to Borrower under staged payment terms reasonably satisfactory to the Required Lenders for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items of property destroyed prior to such damage or destruction.

               (c) No Borrower Party will take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.6, unless Agent is included thereon as named insured with the loss payable to the Agent under a lender's loss payable endorsement or its equivalent. Borrower immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Agent.

         6.7 Location of Inventory and Equipment. Keep the Equipment only at the locations identified on Schedule 5.3 and 5.22; provided, however, that Borrower may amend Schedule 5.3 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which Equipment is moved to such new location, so long as such new location is within Canada, and so long as, at the time of such written notification, Borrower provides any personal property registry or other financing statements or fixture filings necessary to perfect and continue perfected Agent's Liens on such assets and also provides to Agent a Collateral Access Agreement.

         6.8 Compliance with Laws. Comply with the requirements of all Applicable Laws, rules, regulations and orders of any Governmental Authority, and other than laws, rules, regulations and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

         6.9 Leases. Pay when due all rents and other amounts payable under any lease to which any Borrower Party is a party or by which any of the properties and assets of a Borrower Party are bound, unless such payments are the subject of a Permitted Protest.

         6.10 Brokerage Commissions. Pay any and all brokerage commission or finders' fees incurred in connection with or as a result of Borrower's obtaining financing from the Lender Group under this Agreement. Borrower agrees and acknowledges that payment of all such brokerage commissions or finders' fees shall be the sole responsibility of Borrower, and Borrower agrees to indemnify, defend and hold Agent and the Lender Group harmless from and against any claim of any broker or finder arising out of Borrower's obtaining financing from the Lender Group under this Agreement.

         6.11 Existence. At all times preserve and keep in full force and effect each Borrower Party's valid existence and good standing and any rights and franchises material to each Borrower Party's businesses.

         6.12 Environmental. (a) Keep any property either owned or operated by any Borrower Party free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, (c) promptly notify Agent of any release of a Hazardous Material in a quantity which is in violation of any Environmental Law from or onto property owned or operated by any Borrower Party and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law and (d) promptly provide Agent with written notice within 10 days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Borrower Party, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Borrower Party and
(iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

         6.13 Disclosure Updates. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, (a) notify Agent if any written information, exhibit or report furnished to the Lender Group contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made and (b) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing or recordation thereof.

         6.14 After Acquired Properties. With respect to any Oil and Gas Property of Borrower with a PV-10 of at least U.S. $50,000 acquired after the Closing Date by Borrower or any discovery and/or confirmation of the existence of Hydrocarbons in any property owned or leased by Borrower, promptly (and in any event within 30 days after the acquisition thereof): execute and deliver to Agent such amendments to the Mortgages or such other documents as Agent shall deem necessary or advisable to grant to Agent, for the benefit of the Lender Group, a perfected first priority Lien on such Oil and Gas Property; take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable law, including, without limitation, the filing of Mortgages or personal property registry or other financing statements in such jurisdictions as may be requested by Agent; and (C) deliver to Agent title opinions and/or legal opinions relating to the matters described in Sections (A) and (B) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to Agent.

         6.15 Protection Against Drainage. To the extent that the Oil and Gas Properties of any Borrower Party (i) are operated by a Borrower Party, Borrower Parties shall act as a reasonably prudent operator in an effort to identify and prevent the occurrence of any drainage of Hydrocarbons from such Oil and Gas Properties and (ii) are not operated by a Borrower Party, Borrower Parties shall utilize their property and contractual rights as a reasonably prudent owner in an effort to identify and prevent the occurrence of any drainage of Hydrocarbons from such Oil and Gas Properties.

         6.16 Additional Collateral Reviews. Borrower shall, from time to time upon the reasonable request of Agent, take such actions and execute and deliver such documents and instruments as Agent, as applicable, shall require to ensure that Agent shall, at all times, have received satisfactory title reviews (including, if requested, supplemental or new title opinions addressed to it), which title opinions shall be in form and substance acceptable to Agent in their sole discretions and shall include opinions regarding the before payout and after payout ownership interests held by Borrower, for all wells located on the Oil and Gas Properties covered thereby as to the ownership of Oil and Gas Properties of Borrower.

         6.17 Hedging Agreements. Commencing two weeks after the Closing Date, maintain in effect one or more Commodities Hedging Agreements with respect to its Hydrocarbon production with one or more counterparties rated investment grade by Moody's and Standard & Poor's, or the equivalent by a rating agency acceptable to Agent or with a counterparty otherwise reasonably acceptable to Agent. The aggregate notional volumes of Hydrocarbons covered by such Commodities Hedging Agreements shall constitute not less than 25% and not more than 75% of the Borrower's Parties' aggregate estimated Hydrocarbon production volumes on an mcf equivalent basis (where one barrel of oil is equal to six mcf of gas) for the succeeding six calendar months on a rolling six calendar month basis for such period from Oil and Gas Properties classified as Proved Developed Producing Reserves as of the date of the most recent Reserve Report delivered pursuant to Section 6.2(e) plus the estimated production from anticipated drilling by Borrower Parties during such succeeding six months. Borrower shall use such Commodities Hedging Agreements solely as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the oil and gas operations of Borrower Parties and not as a means to speculate for investment purposes on trends and shifts in financial or commodities markets.

     7. NEGATIVE COVENANTS.

         Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations and the termination of this Agreement, Borrower will not and will not permit any of its Subsidiaries to do any of the following (unless otherwise agreed to by Agent or the Required Lenders):

         7.1 Indebtedness. Create, incur, assume, permit, guarantee or otherwise
become  or  remain,   directly  or  indirectly,   liable  with  respect  to  any
Indebtedness, except:

               (a) Indebtedness evidenced by this Agreement and the other Loan Documents,

               (b) Indebtedness set forth on Schedule 5.19;

               (c) Permitted Purchase Money Indebtedness;

               (d)   refinancings,   renewals  or  extensions  of   Indebtedness
permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as (i) the terms and conditions of such refinancings, renewals or extensions do not, in Agent's judgment, materially impair the prospects of repayment of the Obligations by Borrower or materially impair Borrower's creditworthiness, (ii) such refinancings, renewals or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed or extended, (iii) such refinancings, renewals or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed or extended, nor are they on terms or conditions that, taken as a whole, are materially more burdensome or restrictive to Borrower, (iv) if the Indebtedness that is refinanced, renewed or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed or extended Indebtedness and (v) if the Permitted Liens securing the Indebtedness that is refinanced, renewed or extended was subordinated to the Liens of Agent securing the Obligations, then the terms and conditions of such refinancing, renewal or extension shall include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the Indebtedness being refinanced, renewed or extended;

               (e) Indebtedness under Hedging Agreements incurred in the ordinary course of business of Borrower consistent with prudent business practice and not for speculative purposes and in accordance with this Agreement;

               (f) Indebtedness associated with bonds or surety obligations required by applicable law in connection with the operation of the Oil and Gas Properties of Borrower;

               (g) unsecured Indebtedness of the Borrower to Abraxas in an amount not to exceed at any time, U.S.$1,000,000;

               (h) Indebtedness arising from the honoring by a bank or other financial institution of a cheque, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that the aggregate amount of such Indebtedness is extinguished within two (2) Business Days of incurrence and does not at any time exceed U.S. $50,000 in the aggregate (or such longer period or greater amount which may be agreed to by Agent);

               (i) Indebtedness of Borrower or any of its Subsidiaries represented by letters of credit for the account of Borrower or any of its Subsidiaries, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business, to the extent such letters of credit are unsecured and subordinated, in form and substance satisfactory to Agent, to the Obligations; and

               (j) other unsecured Indebtedness of Borrower or any of its Subsidiaries in an aggregate principal amount at any time outstanding not to exceed U.S. $100,000 (or such greater amount which may be agreed to by Agent).

         7.2 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed or extended under Section 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed or extended Indebtedness).

         7.3 Restrictions on Fundamental Changes.

               (a) Enter into any merger, consolidation, reorganization or recapitalization or reclassification of its Shares.

               (b) Liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

               (c) Convey, sell, lease, license, assign, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets.

               (d) Create or acquire any new Subsidiary.

         7.4 Disposal of Assets. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer or otherwise dispose of any of Borrower's or any of its Subsidiaries' assets, including, without limitation, sell, lease, license, assign, Farmout, convey or otherwise transfer any Oil and Gas Property or any interest in any Oil and Gas Property.

         7.5 Change Name. Change Borrower's or any of its Subsidiaries' name, province of incorporation, corporate structure or identity or add any new fictitious name; provided, however, that a Borrower Party may change its name upon at least 30 days' prior written notice to Agent of such change and so long as, at the time of such written notification, Borrower provides any personal property registry or other financing statements, filings or Mortgages necessary to perfect and continue perfected the Liens of Agent in the Collateral.

         7.6 Guarantee. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Agent.

         7.7 Nature of Business. Make any change in the principal nature or location of its business as described in Section 5.27.

         7.8 Payments, Prepayments and Amendments.

               (a) Except in connection with a refinancing permitted by Section 7.1(d), or prior to a Default, Unmatured Default or Event of Default has occurred and is continuing, with respect to Indebtedness permitted by Section 7.1(g) or with respect to scheduled payments of principal and interest on any other Indebtedness permitted hereunder; prepay, redeem, defease, purchase or otherwise acquire any Indebtedness of Borrower or any of its Subsidiaries, other than the Obligations in accordance with this Agreement.

               (b) Except in connection with a refinancing permitted by Section 7.1(d), directly or indirectly, amend, modify, alter, increase or change any of the terms or conditions of any agreement, instrument, document, indenture or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b) and (c).

               (c) (i) Except to remove private company restrictions or to implement a stock split, amend, modify or otherwise change its or its Subsidiaries' Governing Documents, including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it with respect to any of its Shares (including any shareholders' agreement), or enter into any new agreement with respect to any of its Shares, or (ii) amend, modify or otherwise change any Material Contract, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this paragraph (c) that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Change.

         7.9 Change of Control. Except upon an issuance of Capital Stock where the proceeds are in accordance with Section 7.24, used to prepay all obligations outstanding hereunder, cause, permit or suffer, directly or indirectly, any Change of Control.

         7.10 Forward Sales. Except in accordance with the ordinary course of the Oil and Gas Business, and except for Permitted Dispositions, enter into or permit to exist any advance payment agreement or other arrangement pursuant to which any Borrower Party, having received full or substantial payment of the purchase price for a specified quantity of Hydrocarbons upon entering such agreement or arrangement, is required to deliver, in one or more installments subsequent to the date of such agreement or arrangement, such quantity of Hydrocarbons pursuant to and during the terms of such agreement or arrangement.

         7.11 Distributions. Except for the proceeds of the Loan, make any distribution or declare or pay any dividends (in cash or other property, other than Shares) on, or purchase, acquire, redeem or retire any of Borrower's Shares, of any class, whether now or hereafter outstanding.

         7.12 Accounting Methods. Modify or change its method of accounting (other than as may be required to conform to GAAP) or enter into, modify or terminate any agreement currently existing, or at any time hereafter entered into, with any third party accounting firm or service bureau for the preparation or storage of any Borrower Party's accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or any Borrower Party's financial condition.

         7.13  Investments.  Except  for  Permitted  Investments,   directly  or
indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment.

         7.14 Transactions with Affiliates. Other than with respect to the transactions contemplated by the agreement identified in Part B of Schedule 5.24, directly or indirectly enter into or permit to exist any transaction with any Affiliate of Borrower except for transactions that are (i) in the ordinary course of Borrower's business, (ii) upon fair and reasonable terms, (iii) fully disclosed to Agent and (iv) no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

         7.15 Suspension. Suspend or go out of a substantial portion of its business.

         7.16 Compensation. Increase the annual fee or per-meeting fees paid to any member of its Board of Directors during any year by more than 20% (or such greater amount which may be agreed to by Agent) over the prior year; pay or accrue total cash compensation, during any year, to its officers and senior management employees in an aggregate amount in excess of 120% (or such greater amount which may be agreed to by Agent) of that paid or accrued in the prior year.

         7.17 Use of Proceeds. Use the proceeds of the Advances for any purpose other than (i) as specified in Section 2.1(b) and (ii) to pay transactional fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

         7.18 Change in Location of Chief Executive Office; Equipment with Bailees. Relocate its chief executive office to a new location without providing 30 days' prior written notification thereof to Agent and so long as, at the time of such written notification, each Loan Party provides any personal property registry or other financing statement or fixture filing necessary to perfect and continue perfected the Liens of Agent in the Collateral and also provides to Agent a Collateral Access Agreement with respect to such new location. The Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman or similar party without Agent's prior written consent.

         7.19 Securities Accounts. Establish or maintain any Securities Account unless Agent shall have received a Control Agreement in respect of such Securities Accounts; provided, that Borrower may maintain a Securities Account not subject to a Control Agreement if (x) the only asset in such account is the common Shares of Borrower which Shares are subject to a prospectus filed with the applicable securities commission and which class is publicly traded on a national securities exchange in the United States or Canada and (y) Shares held in all such accounts will be limited to Shares held in such accounts on the Closing Date and proceeds thereof. Borrower shall not transfer assets out of any Securities Account; provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, Borrower may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement or any Collateral Document.

         7.20 Financial Covenants.

         Net Cash Interest Coverage Ratio. Permit the Net Cash Interest Coverage Ratio of Borrower to be less than the amount set forth in the following table for the applicable period set forth opposite thereto:

                     Applicable Period            Cash Interest Coverage Ratio
For the 4 fiscal  quarters ending at the end
 of each fiscal quarter                                      1.25 to 1.00


         7.21 Oil and Gas Imbalances. Enter into any contracts or agreements which warrant production of Hydrocarbons (other than Hedging Agreements otherwise permitted hereunder) and will not hereafter allow gas imbalances, take-or-pay or other prepayments with respect to its Oil and Gas Properties which would require any Borrower Party to deliver Hydrocarbons produced on Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor to exceed, during any monthly period two percent (2%) of the current aggregate monthly gas production for such monthly period from the Oil and Gas Properties of any Borrower Party.

         7.22 Environmental. Permit the use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials at any Real Property owned, operated or leased by any Borrower Party, except in compliance in all material respects with Environmental Laws.

         7.23 Limitation on Leases. Create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Oil and Gas Properties of any kind whatsoever (real or personal, including capital leases but excluding leases of Hydrocarbon Interests and leases directly related to oil and gas field operations), under leases or lease agreements which would cause the aggregate amount of all payments made by such Person pursuant to such leases or lease agreements to exceed U.S. $450,000 (or such greater amount agreed to by Agent), in any period of twelve (12) consecutive calendar months in the aggregate.

         7.24 Issuance of Capital Stock.

         (a) Borrower agrees that for so long as any Obligation remains outstanding, Borrower shall not enter into any arrangement or to consummate any transaction pursuant to which any shares of Capital Stock of Borrower will be issued (other than issuances of stock options and common stock pursuant to stock option exercises by employees, officers and directors of Borrower and issuance of shares of common stock to employees, officers and directors of Borrower in the ordinary course of business), whether in a public or private transaction and whether as an initial or follow-on issuance, unless such issuance is of Qualified Stock and all of the net proceeds from such issuance are first applied to satisfy any Obligations then outstanding.

               (b) Borrower agrees that it will not enter into any contract, instrument, agreement or other arrangement which conflicts with, or otherwise restricts, the obligations of Borrower under this Section 7.24.


     8. EVENTS OF DEFAULT.

         Any one or more of the following events shall constitute an event of default (other than any event described in Sections 8.2 or 8.11, which shall constitute an event of default upon notice to Borrower by Agent of any such event) (each, an "Event of Default") under this Agreement:


         8.1 If Borrower fails to pay when due and payable, or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Codes, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses or other amounts constituting Obligations);

         8.2 (i) If Borrower fails to perform, keep or observe any term, provision, condition, covenant or agreement contained in Sections 6.1, 6.4, 6.5,
6.8 and 6.15 of this Agreement, or comparable provisions of the other Loan Documents, and such failure continues for 15 days, (ii) if Borrower fails to perform, keep, or observe any term, provision, condition, covenant or agreement contained in Sections 6.2, 6.3, 6.7 and 6.9 of this Agreement, or comparable provisions of the other Loan Documents, and such failure continues for 5 days or
(iii) if Borrower otherwise fails to perform, keep or observe any other term, provision, condition, covenant or agreement contained in this Agreement or in any of the other Loan Documents;

         8.3 If any material portion of a Borrower Party's assets is attached, seized, subjected to a writ or distress warrant, levied upon or comes into the possession of any third Person;

         8.4 If an Insolvency Proceeding is commenced by a Borrower Party;

         8.5 If an Insolvency Proceeding is commenced against a Borrower Party and any of the following events occur: (a) such Borrower Party consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Agent (including any successor agent) and each other member of the Lender Group shall be relieved of their obligations (if any) to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, a Borrower Party or (e) an order for relief shall have been entered therein;

         8.6 If a Borrower Party is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

         8.7 If a notice of Lien, levy or assessment is filed of record with respect to (a) any of Borrower's assets (other than their Proved Developed Producing Reserves) in an amount or with respect to assets in excess of U.S. $100,000, or (b) any of Borrower Party's Proved Developed Producing Reserves, by the Province of Alberta or any department, agency or instrumentality thereof, or by any state, county, municipal or governmental agency , or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon (x) any of a Borrower Party's assets (other than their Proved Developed Producing Reserves), in an amount or with respect to assets in excess of U.S. $100,000 or (y) any of a Borrower Party's Proved Developed Producing Reserves, and the same is not paid before such payment is delinquent;

         8.8 If a judgment or other claim in excess of U.S. $100,000 (to the extent not bonded or insured by a bonding or insurance company acceptable to Agent) in the aggregate becomes a Lien or encumbrance upon any material portion of a Borrower Party's assets;

         8.9 If there is a continuing default under any material agreement to which a Borrower Party is a party and such default (a) occurs at the final maturity of the obligations thereunder or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of the obligations of a Borrower Party thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

         8.10 If Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness and except as permitted under Section 7.8;

         8.11 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement or Record made to any member of the Lender Group by Borrower or any officer, employee, agent or director of a Borrower Party;

         8.12 If there is a loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by a Borrower Party and such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Change;

         8.13 If this Agreement, any Collateral Document or any other agreement, instrument or document that purports to create a Lien in favor of Agent, for the benefit of the Lender Group, shall for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby; or

         8.14 Any provision of any Loan Document shall at any time for any reason be declared by a court of competent jurisdiction to be null and void or invalid or unenforceable, or the validity or enforceability thereof shall be contested in a proceeding by Borrower, or a proceeding shall be commenced by Borrower, or by any Governmental Authority having jurisdiction over Borrower, seeking to establish the invalidity or unenforceability thereof, or Borrower shall deny that it has any liability or obligation purported to be created under any Loan Document.

         8.15 If any Borrower Party fails to perform, keep, or observe any term, provision, condition, covenant or agreement contained in clause (h) of Section 6.3.

     9. THE LENDER GROUP'S RIGHTS AND REMEDIES.

         9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Unmatured Default or Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by Borrower:

               (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents or otherwise, immediately due and payable;

               (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents or under any other agreement between Borrower and the Lender Group;

               (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of the Liens of Agent in the Collateral and without affecting the Obligations;

               (d) Exercise any of its remedies under the Debenture;

               (e) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation, set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by the Lender Group or (ii) Indebtedness at any time owing to or for the credit or the account of Borrower held by the Lender Group;

               (f) Hold, as cash collateral, any and all balances and deposits of Borrower held by the Lender Group, to secure the full and final repayment of all of the Obligations and apply, to the extent permitted by applicable law, such cash collateral to repay the Obligations;

               (g) Without limitation or exclusion to any other rights granted hereunder, Agent and the Lender Group shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document.

         9.2 Remedies Cumulative. The rights and remedies of Agent and the Lender Group under this Agreement, the other Loan Documents and all other agreements shall be cumulative. Agent and the Lender Group shall have all other rights and remedies not inconsistent with this Agreement as provided, by law or in equity. No exercise by Agent or the Lender Group of one right or remedy shall be deemed an election, and no waiver by Agent or the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by Agent or the Lender Group shall constitute a waiver, election or acquiescence by it.

     10. TAXES AND EXPENSES.

         If Borrower fails to pay any monies (whether taxes, assessments, remittances, source deductions, insurance premiums or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its sole discretion and without prior notice to Borrower, may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves in Borrower's Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure or (c) in the case of the failure to comply with Section 6.6 hereof, obtain and maintain insurance policies of the type described in Section 6.6 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Unmatured Default or Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

     11. WAIVERS; INDEMNIFICATION.

         11.1 Demand; Protest; etc. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Agent or the Lender Group on which Borrower may in any way be liable.

         11.2 The Lender Group's Liability for Collateral. Borrower hereby agrees that the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency or other Person and (b) all risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

         11.3 Indemnification. Borrower shall pay, indemnify, defend and hold Agent-Related Persons, the Lender-Related Persons with respect to each Lender, each Participant (subject to Section 14.1(e)(v)), and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable lawyers fees (on a solicitor and their own client basis) and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, amendment, waiver or administration of this Agreement, any of the other Loan Document or the transactions contemplated hereby or thereby and (b) with respect to any investigation, litigation or proceeding related to this Agreement, any other
Loan Document or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

         11.4 Annual Rates of Interest. For the purposes of the Interest Act (Canada), whenever interest payable pursuant to this Agreement is calculated on the basis of a period other than a calendar year (the "Interest Period"), each rate of interest determined pursuant to such calculation expressed as an annual rate is equivalent to such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in the Interest Period.

12.      NOTICES.

         Unless otherwise provided in this Agreement, all notices, demands or service of documents by Borrower or Agent to the other relating to this Agreement, any other Loan Document and any action or proceeding related thereto shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrower or Agent, as the case may be, at its address set forth below:

               If to Borrower:           GREY WOLF EXPLORATION INC.
                                         1500, 144 - 4th Avenue S.W.
                                         Calgary, Alberta T2P 3N4
                                         Attn: Vincent J. Tkachyk
                                         Fax No. (403) 218-1497

               with copies to:           OSLER, HOSKIN & HARCOURT LLP
                                         Suite 1900, 333 - 7th Avenue S.W.
                                         Calgary, Alberta T2P 2Z1
                                         Attn:  Mark R. Smith
                                         Fax No. (403) 260-7024

               If to Agent:              GUGGENHEIM CORPORATE FUNDING, LLC
                                         135 East 57th Street
                                         New York, New York 10022
                                         Attn:  Managing Director - Abraxas
                                         Fax No.  212-644-8396

         Agent and Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12 shall be deemed given when received.

     13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

         (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ALBERTA WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         (b) EACH OF THE PARTIES HEREBY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST BORROWER WITH RESPECT TO THIS AGREEMENT, OR ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE PROVINCE OF ALBERTA OR IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND EACH PARTY SUBMITS AND ATTORNS TO, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.

         (c) EACH PARTY WAIVES ANY RIGHT TO STAY OR TO DISMISS ANY ACTION OR PROCEEDING BROUGHT BEFORE SAID COURTS ON THE BASIS OF FORUM NON CONVENIENS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER GROUP TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE LENDER GROUP TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY JURISDICTION.

         (d) BORROWER AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         13.2 Waiver of Judgment Interest Act (Alberta). To the extent permitted by applicable Law, the provisions of the Judgment Interest Act (Alberta) will not apply to the Loan Documents and are hereby expressly waived by Borrower.

         13.3 Deemed Reinvestment Not Applicable. For the purposes of the Interest Act (Canada), the principle of deemed reinvestment of interest will not apply to any interest calculation under the Loan Documents, and the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

     14. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

         14.1 Assignments and Participations.

               (a) Any Lender may, with the written consent of Agent (provided that no written consent of Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Transferee), assign and delegate to one or more assignees (each an "Assignee") all, or any part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of U.S. $1,000,000 (except such minimum amount shall not apply to any Affiliate of a

Lender or to a Related Fund or account managed by a Lender); provided, however, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Borrower and Agent a fully executed Assignment and Acceptance, and (iii) the assignor Lender or Assignee has paid to Agent for Agent's separate account a processing fee in the amount of U.S. $5,000. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) if (x) such assignment is in connection with any merger, consolidation, sale, transfer or other disposition of all or any substantial portion of the business or loan portfolio of such Lender or (y) the assignee is an Affiliate of a Lender or a Related Fund.

               (b) From and after the date that Agent notifies the assignor Lender (with a copy to Borrower) that it has received a fully executed
Assignment and Acceptance and payment (if applicable) of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall affect a novation between Borrower and the Assignee.

               (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

               (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance and receipt and acknowledgement by Agent of such fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

               (e) Any Lender may at any time, with the written consent of Agent, sell to one or more commercial banks, financial institutions or other Persons not Affiliates of such Lender (a "Participant") participating interests in its Obligations owing to such Lender, the Commitment of such Lender, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents (provided that no written consent of Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); provided, however, that (i) the Originating Lender shall remain a "Lender" for all purposes of this
Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and the Originating
Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower, Agent, and Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no originating Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant, (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums in respect of the Obligations hereunder in which such Participant is participating or (F) subordinate the Liens of Agent to the Liens of any other creditor of Borrower, and all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Unmatured Default or Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrower, the Collections or the Collateral or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by Lenders among themselves. The provisions of this Section 14.1(e) are solely for the benefit of the Lender Group, and Borrower shall not have any rights as a third party beneficiary of such provisions.

               (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose to a third party all documents and information which it now or hereafter may have relating to Borrower or Borrower's business.

               (g) Any other provision in this Agreement notwithstanding, any Lender residing in the United States may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR ss. 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

               (h) Borrower shall maintain, or cause to be maintained, a register (the "Register") on which it enters the name of a Lender as the registered owner of each Advance held by such Lender. A Registered Loan (and the Registered Note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each Registered Note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the Registered Note, if any evidencing the same), Borrower shall treat the Person in whose name such Registered Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. In the case of an assignment or delegation covered by Section 14.1(a)(y), the assigning Lender shall maintain a comparable Register on behalf of Borrower.

               (i) In the event that a Lender sells participations in the Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "Participant Register"). A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each Registered Note shall expressly so provide). Any participation of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

         14.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties hereto; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as expressly required pursuant to
Section 14.1 hereof, no consent or approval by Borrower is required in connection with any such assignment.

     15. AMENDMENTS; WAIVERS.

         15.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment or consent shall, unless in writing and signed (or otherwise authorized) by all of the Lenders affected thereby and Borrower, do any of the following:

               (a) increase or extend any Commitment of any Lender,

               (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due hereunder or under any other Loan Document,

               (c) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

               (d) change the percentage of the Commitments that is required to take any action hereunder,

               (e) amend, modify or waive this Section 15 or any provision of the Agreement providing for consent or other action by all Lenders,

               (f) [Intentionally omitted],

               (g) change the definition of "Required Lenders" or "Pro Rata Share",

               (h) [Intentionally omitted],

               (i) release Borrower from any obligation for the payment of money,

               (j) change, modify or waive the definition of "PV-10", "Related Indebtedness" or "Proved Developed Reserves Amount", or

               (k) amend, modify or waive any of the provisions of Sections 2.3(b), 3.4 or 16 (or change any definition of a term used in such Section in a manner adverse to any such Lender),

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent, as applicable, under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not, subject to Section 14.1(a), require consent by or the agreement of Borrower.

         15.2 Replacement of Holdout Lender.

               (a) If any action to be taken by the Lender Group, Agent hereunder or under any other Loan Document requires the unanimous consent, authorization or agreement of all Lenders, and a Lender ("Holdout Lender") fails to give its consent, authorization or agreement, then Agent, upon at least 5 Business Days' prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a "Replacement Lender"), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

               (b) Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance Agreement, subject only to the Holdout Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance Agreement prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance Agreement. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 14.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender's Pro Rata Share of Advances (if any).

         15.3 No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement or any other Loan Document. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

     16. AGENT; LENDER GROUP.

         16.1 Appointment and Authorization of Agent. Each Lender hereby designates and appoints GCF as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 16. Except as otherwise specifically provided in Section 16.17, the provisions of this Section 16 are solely for the benefit of Agent and Lenders, and Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that GCF is merely the representative of Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply and distribute the Collections as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections, (f) perform, exercise and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the Obligations, the Collateral or the Collections or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

         16.2 Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

         16.3 Liability of Agent Persons. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (except for its own gross negligence or willful misconduct) or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of Borrower or the books or records or properties of any of Borrower's Subsidiaries or Affiliates.

         16.4 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of Lenders.

         16.5 Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, Unmatured Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees and expenses required to be paid to Agent for the account of the Lenders and with respect to Defaults, Unmatured Defaults and Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default, Unmatured Default or Event of Default, and stating that such notice is a "notice of default". Agent promptly will notify the Lenders of its receipt of any such notice or of any Unmatured Default or Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Unmatured Default or Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Unmatured Default or Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 16.4, Agent shall take such action with respect to such Unmatured Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default, Unmatured Default or Event of Default as it shall deem advisable.

         16.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

         16.7 Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers and obligations pursuant to the Loan Documents, including court costs, reasonable lawyers' fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections received by Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Agent-Related Person's gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder (if any). Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's ratable share of any costs or out-of-pocket expenses (including lawyers fees' and expenses on a solicitor and their own client basis) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations or legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertakings in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

         16.8 Agent-Related Persons in Individual Capacity. Agent-Related Persons may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, lending, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Document as though GCF was not a party hereto, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, Agent-Related Persons may receive information regarding Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Loan Document that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include GCF in its individual capacity.

         16.9 Successor Agent.

               (a) Agent may resign as Agent upon 45 days' notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders and Agent shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders.

               (b) Nothing contained in this Section 16.9 shall be construed to limit or eliminate Agent's right to resign as an Agent in accordance with this
Section 16.9. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above. Each of the resigning Agent and Borrower agrees to cooperate with the successor Agent in effecting the appointment of such successor Agent, including executing such documents and instruments of transfer, and taking such other actions, in each case without recourse, representation or warranty to the resigning Agent, as reasonably requested by such successor Agent.

         16.10 Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Document as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Loan Document that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender not shall be under any obligation to provide such information to them.

         16.11 Withholding Taxes.

               (a) Until the Agent is delivered an opinion, acceptable to it in its sole discretion, of a nationally recognized Canadian law firm that no amount is required to be withheld or deducted pursuant to Part XIII of the Income Tax Act (Canada) with respect to payment of the Obligations; for the purposes of Subsection 16.11(b), the Borrower acknowledges and agrees that subject to the application of the Canada - United States Tax Convention (1980), it is required to withhold and remit pursuant to Part XIII of the Income Tax Act (Canada), 25% of the amount of each payment of the Obligations (other than a repayment of principal) made to a Non-Resident Lender; and further the Borrower agrees that it shall withhold and remit such amounts in accordance with the provision of Subsection 16.11(b) and Part XIII of the Income Tax Act (Canada).

               (b) All payments of the Obligations made hereunder or under the other Loan Documents by or on behalf of the Borrower to Non-Resident Lenders or to Agent on their behalf will be made free and clear of and without withholding or deduction for or on account of any Withholding Tax unless the Borrower is required to withhold or deduct Taxes by Applicable Law or by the interpretation or administration thereof. If the Borrower or Agent is so required to withhold or deduct any amount for or on account of Withholding Taxes from any payment of the Obligations, the Borrower will pay as additional interest such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each affected Non-Resident Lender after such withholding or deduction (including with respect to Additional Amounts) will not be less than the amount such Lender would have received if such Withholding Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to a payment made to a Non-Resident Lender (an "Excluded Lender") (i) with which the Borrower does not deal at arm's length (for purposes of the Income Tax Act (Canada)) at the time of the making of such payment, (ii) which is subject to such Withholding Taxes by reason of its failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by Applicable Law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Withholding Taxes, or (iii) which is subject to such Withholding Taxes by reason of its carrying on business in or being connected with Canada or any province or territory thereof otherwise than by the mere holding of its interest in the Loan to which payments relate or the receipt of payments thereunder. The Borrower will make such withholding or deduction and remit the full amount deducted or withheld to the relevant Authorized Authority as and when required in accordance with Applicable Law. The Borrower will pay all Taxes, interest and other liabilities which arise by virtue of any failure of the Borrower to withhold, deduct and remit to the relevant Authorized Authority on a timely basis the full amount required in accordance with Applicable Law. The Borrower will furnish to the relevant Non-Resident Lender and Agent, within 30 days after the date the payment of any Withholding Taxes is due pursuant to Applicable Law, certified copies of tax receipts evidencing such payment by the Borrower.

               (c) If any Non-Resident Lender is required to pay Tax under Part XIII of the Income Tax Act (Canada) or any successor provisions in respect of any payment of the Obligations by or on behalf of the Borrower in circumstances where the Borrower is not required to make a withholding with respect to such Tax (for instance, in accordance with Section 803 of the Regulations to the Income Tax Act (Canada)), then the Borrower shall, upon demand by any such Non-Resident Lender indemnify such Non-Resident Lender (other than a Lender (i) with which the Borrower does not deal at arm's length (for purposes of the Income Tax Act (Canada)) at the time of the making of such payment, (ii) which is subject to such Taxes by reason of its failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by Applicable Law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction of withholding of, such Taxes, or
(iii) which is subject to such Withholding Taxes by reason of its carrying on business in or being connected with Canada or any province or territory thereof otherwise than by the mere holding of its interest in the Credit Facility to which payments relate or the receipt of payments thereunder for the payment of any such Taxes, together with any interest, penalties and expenses in connection therewith. All such amounts shall be payable by the Borrower on demand and shall bear interest at the rate borne by the Credit Facility calculated from the date incurred by the applicable Non-Resident Lender to the date paid by the Borrower.

               (d) If the Borrower pays any amount pursuant to Section 16.11(b) with respect to any payment to a Non-Resident Lender or, with the prior written consent of such Lender, provides any security therefor pursuant to Applicable

Law, and the Borrower at its expense wishes to contest the exigibility of the relevant Taxes and furnishes to such Non-Resident Lender an opinion of tax counsel satisfactory to such Non-Resident Lender, acting reasonably, to the effect that there exists a reasonable basis for contesting such Taxes, the Borrower may contest such Taxes, provided that:

               (i) the Borrower has otherwise complied with this Section 16.11;

               (ii) the Borrower has delivered to such Non-Resident Lender such additional security or assurances as such Non-Resident Lender may require, acting reasonably, in order to be satisfied that such Non-Resident Lender will not incur any liability by reason of any contestation, including legal fees, disbursements, interest and penalties; and

               (iii) the institution, conduct and continuation of such proceedings (including the settlement or compromise of same) will remain within the sole discretion of such Non-Resident Lender and will forthwith be abandoned if such Non-Resident Lender so requires, acting reasonably, having regard to its overall tax and related interests.

                    (e) If, following any payment made by the Borrower pursuant to Section 16.11(b) hereof to a Non-Resident Lender, any such Non-Resident Lender shall receive or be granted a material credit against or remission for any other tax payable by it by reason of the payment of the tax which the Borrower has indemnified the Non-Resident Lender for (and such Non-Resident Lender is able to readily identify such credit or remission as being attributable to its loan hereunder), such Non-Resident Lender shall, to the extent that it can do so without prejudice to the retention of the amount of such credit or remission and without prejudice to the right of such Non-Resident Lender to obtain any other relief or allowance which may be available to it, reimburse the Borrower with such amount as such Non-Resident Lender, acting reasonably, determines to be the amount of money attributable to such credit or remission that may be paid by such Non-Resident Lender to leave it (after such reimbursement) in no worse position than it would have been in had there been no such deduction or withholding or payment of tax which resulted in the payment under Section 16.11(b) above. Such Non-Resident Lender may charge to the Borrower (and may deduct from amounts reimbursable to the Borrower hereunder) a fee reasonably determined by such Non-Resident Lender to compensate it for any additional effort expended or cost incurred in determining such credit or remission or allocating it to the Borrower. Notwithstanding the foregoing, no Non-Resident Lender shall be obligated to disclose to the Borrower, or any of its agents, any computation made by such Non-Resident Lender in connection with this Section 16.11(e) or any information regarding such Non-Resident Lender's tax status or affairs.

         16.12 Collateral Matters

               (a) Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is not prohibited under Section

7.4 (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which Borrower owned no interest at the time the security interest was granted or at any time thereafter or (iv) constituting property leased to Borrower under a lease that has expired or is terminated in a transaction permitted under this Agreement. Notwithstanding the foregoing, so long no Unmatured Default or Event of Default shall have occurred and be continuing, Agent shall, for the benefit and at the request of Borrower, release its Lien on Collateral in a transaction constituting a Permitted
Disposition. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of
(y) if the release is of all or substantially all of the Collateral, all of the Lenders or (z) otherwise, the Required Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent's authority, as the case may be, to release any such Liens on particular types or items of Collateral pursuant to this Section 16.12; provided, however, that (1) the Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, as the case may be, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation or warranty and (2) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

               (b) Agent shall not have any obligation whatsoever to any of Lenders to assure that the Collateral exists or is owned by Borrower or is cared for, protected or insured or has been encumbered, or that Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, absent Agent's, as the case may be, gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

         16.13 Restrictions on Actions by Lenders; Sharing of Payments.


               (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrower or any deposit accounts of Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

               (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure or setoff or otherwise any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or
(ii) payments from Agent in excess of such Lender's Pro Rata Share portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

         16.14 Agency for Perfection. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Liens of Agent in assets which, in accordance with Section 35 of the PPSA can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon the request of Agent therefor shall deliver such Collateral to Agent.

         16.15 Payments to Lenders. All payments to be made by Agent to Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest of the Obligations.

         16.16 Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement, and the other Loan Documents relating to the Collateral, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement, or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of Lenders.

         16.17   Field   Audits  and   Examination   Reports;   Confidentiality;
Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:

               (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,

               (b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report and (ii) shall not be liable for any information contained in any Report,

               (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon the Books, as well as on representations of Borrower's personnel,

               (d) agrees, for the benefit of the Lender Group and, notwithstanding Section 16.1, the Loan Parties, to keep all Reports and other material, non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by Borrower that in any event such Lender may make disclosures (a) to counsel for and other advisors, accountants and auditors to such Lender, (b) reasonably required by any bona fide potential or actual Assignee or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, (c) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees or Participants or (d) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Borrower of any request by any court governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof, and

               (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

         In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrower to Agent that has not been contemporaneously provided by Borrower to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of

Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Borrower, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

         16.18 Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of the Lenders to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 16.7, no member of the Lender Group shall have any liability for the acts or any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

     17. JUDGMENT CURRENCY.

         17.1 Deficiency. If, for the purposes of obtaining judgment in any court or any other related purpose hereunder, it is necessary to convert an amount due hereunder in the currency in which it is due (the "Original Currency") into another currency (the "Second Currency"), the rate of exchange applicable will be the daily noon day rate quoted by the Bank of Canada on the relevant date to purchase in Calgary, Alberta the Original Currency with the Second Currency and includes any premium and costs of exchange payable by the purchaser in connection with such purchase. Each Party (the "First Party") agrees that its obligations in respect of any Original Currency due from it to another Party hereunder will, notwithstanding any judgment or payment in the Second Currency, be discharged only to the extent that on the Banking Day following the receipt of any sum so paid in the Second Currency, the other Parties may, in accordance with normal banking procedures, purchase in the Calgary, Alberta foreign exchange market the Original Currency with the amount of the second Currency so paid; and if the amount of the Original Currency so purchased is less than the amount originally due in the Original Currency, the First Party agrees that the deficiency will be a separate and continuing obligation of it, independent from its obligations under this Agreement, and will constitute in favour of the other Parties a cause of action which will continue in full force and effect notwithstanding any such judgment, or order to the contrary, and the First Party agrees, notwithstanding any such judgment, or order to the contrary, and the First Party agrees, notwithstanding any such payment or judgment, to indemnify the other Parties against any such loss or deficiency. The Borrower acknowledges and agrees that any Indebtedness it may incur or suffer under this Section 17 will be secured by the Security unless earlier discharged as provided herein.

         17.2 Excess. The Lenders through the Agent will pay to the Borrower the amount, if any, after netting out all amounts due by the Borrower hereunder, which the Lenders may realize in excess of what is owed to them by virtue of the conversion of the Original Currency into the Second Currency.

     18. GENERAL PROVISIONS.

         18.1  Effectiveness.   This  Agreement  shall  be  binding  and  deemed
effective when executed by Borrower, Agent and each Lender whose signature is provided for on the signature pages hereof.

         18.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

         18.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

         18.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         18.5 Amendments in Writing. This Agreement only can be amended by a writing signed by Agent (on behalf of the requisite Lenders) and Borrower.

         18.6 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

         18.7 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or Guarantor or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Codes relating to fraudulent conveyances, preferences or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrower or Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

         18.8 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                                    * * * * *

            (The remainder of this page was intentionally left blank)

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                BORROWER:

                                GREY WOLF EXPLORATION INC.


                                By:
                                   --------------------------------------------
                                   Name:
                                   Title:

                                AGENT AND LENDERS:

                                GUGGENHEIM CORPORATE FUNDING, LLC,
                                as Agent and as a Lender


                                By:
                                   --------------------------------------------
                                   Name:
                                   Title:

                                 SOF INVESTMENTS, L.P.
                                 as a Lender

                                 By:
                                    ------------------------------------------
                                    Name:
                                    Title: